SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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MSC.Software Corporation

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MSC.Software Corporation 2 MacArthur Place Santa Ana, California 92707

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

MSC.Software Corporation (the “Company”) will hold its 2006 annual meeting of stockholders at the Westin Hotel, 909 N. Michigan Avenue, Chicago, IL 60611 on September 25, 2006, beginning at 2:00 p.m. Central Time. The items of business are:

1.	Election of three directors to serve for a term of one year, two directors to serve for a term of two years and two directors to serve for a term of three years.

2.	Approval of the Company’s 2006 Performance Incentive Plan.

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

4.	Such other matters as may properly come before the meeting.

Stockholders of record of the Company’s common stock at the close of business on July 28, 2006, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Your Board of Directors recommends that you vote FOR the election of the Company’s nominees for election to the Board of Directors, FOR the approval of the Company’s 2006 Performance Incentive Plan discussed in this proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

The approximate date of mailing of this meeting notice and the accompanying proxy statement and proxy card(s) is August 8, 2006. A copy of our Annual Report of Stockholders (including our Annual Report on Form 10-K) for the year ended December 31, 2005 is also enclosed.

By Order of the Board of Directors,

John A. Mongelluzzo, Secretary

MSC.Software Corporation 2 MacArthur Place Santa Ana, California 92707

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 25, 2006

PROXY SOLICITATION AND COSTS

We are furnishing this proxy statement to you in connection with the solicitation by the Board of Directors (the “Board”) of MSC.Software Corporation, a Delaware corporation (“we”, “us” or the “Company”), of the enclosed form of proxy for the Company’s annual meeting of stockholders to be held on September 25, 2006 at the Westin Hotel, 909 N. Michigan Avenue, Chicago, Illinois 60611, beginning at 2:00 p.m. Central Time. In addition to solicitation by mail, we may solicit proxies in person, by telephone or electronic mail. Also, we have hired our transfer agent, Mellon Investor Services LLC, Jersey City, New Jersey (“Mellon”), to assist in the distribution of proxy materials and solicitation of votes for a fee of $9,500, plus reasonable out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. We will bear all costs of preparing, assembling, printing and mailing these proxy materials and will pay all other costs of the solicitation of proxies by the Board. The approximate date of mailing of the meeting notice and this proxy statement and proxy card(s) is August 8, 2006.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving these materials?

A:	You are receiving this proxy statement and the accompanying proxy card because you own common stock of the Company and are entitled to vote at the 2006 annual meeting of stockholders. This proxy statement describes the proposals to be voted on at the annual meeting.

Q:	What are the proposals that I may vote on at the annual meeting?

A:	You may vote on the following proposals at the annual meeting;

•	The election of three directors to serve for terms ending in 2007, two directors to serve for terms ending in 2008 and two directors to serve for terms ending in 2009;

•	Approval of the Company’s 2006 Performance Incentive Plan (the “2006 Plan”); and

•	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

Q:	How does the Board recommend I vote?

A:	The Board recommends that you vote FOR the election of the director nominees identified in this proxy statement, FOR the approval of the 2006 Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

Q:	Who is entitled to vote at the annual meeting?

A:

Record holders of the Company’s common stock at the close of business on July 28, 2006 (the “Record Date”) are entitled to notice of and to vote at the annual meeting and any postponements or adjournments of the annual meeting. On the record date, there were 42,669,279 shares of common stock issued and outstanding and entitled to vote at the annual meeting. Shares of common stock of the Company are sometimes referred to in this proxy statement as “shares.” Each share entitles the holder to one vote on each matter to be submitted to the stockholders at the annual meeting.

Q:	How do I vote?

A:	You may vote at the annual meeting either in person or by proxy. We suggest that you vote by proxy even if you plan to attend the meeting.

If your shares are held in your name, you can vote by proxy in one of three ways:

•	Via the Internet: The website address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Savings Time, on September 24, 2006;

•	By telephone: You may vote by telephone by calling the toll-free number listed on the enclosed proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Savings Time, on September 24, 2006; or

•	In writing: Complete, sign, date and return your proxy card in the enclosed envelope so that it is received by 11:59 p.m., Eastern Daylight Savings Time, on September 24, 2006.

If you hold shares in “street name” in a stock brokerage account or by a bank or other nominee, you will need to follow the instructions provided by your nominee to vote the street name shares.

IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. Please see your proxy card or the information your bank, broker or other holder of record provided you for more information on these options.

If you vote by proxy, your shares will be voted in the manner you indicate at the annual meeting. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

Q:	Can I revoke a previously granted proxy?

You have the right to revoke your proxy at any time before the annual meeting by:

•	Notifying the Secretary of the Company in writing of your decision to revoke your proxy;

•	Voting in person at the annual meeting; or

•	Returning to the Company a later-dated proxy card.

Q:	Who will count the votes?

A:	Representatives of Mellon will count the votes at the annual meeting.

Q:	Is my vote confidential?

A:	Proxy cards, internet votes, telephone calls, ballots and voting tabulations that identify individual stockholders and that are mailed or returned directly to Mellon will be handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit Mellon to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest. Additionally, all comments written on the proxy card or elsewhere will be forwarded to the Company, but your identity will be kept confidential unless you ask that your name be disclosed.

Q:	What if my shares are held in “street name”?

A:

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares and these proxy materials are being forwarded to you by your broker or nominee who is, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and you are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing them how to vote your shares.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you intend to vote by mail, sign and return all proxy cards to ensure that all your shares are voted. If you intend to vote by telephone or the Internet, call or vote via the Internet in connection with each individual proxy card received. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting Mellon, our transfer agent.

Q:	What shares are included on the proxy card(s)?

A:	The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s) or vote by using the Internet website or toll-free telephone number, your shares will not be voted by you.

Q:	How may I obtain a separate set of voting materials?

A:	If you share an address with another stockholder, you may receive only one set of proxy materials (and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

MSC.Software Corporation

Attn: John A. Mongelluzzo, Senior Vice President—Business Administration,

General Counsel and Secretary

2 MacArthur Place

Santa Ana, California 92707

(714) 540-8900    (800) 345-2078

We will promptly deliver any materials so requested. Similarly, if you share an address with another stockholder and have received multiple copies of these proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

Q:	What is a “quorum”?

A:	A “quorum” for the annual meeting is a majority of the issued and outstanding shares entitled to vote, and these shares may be present in person or represented by proxy. Shares represented by properly executed proxies returned to the Company prior to the annual meeting will be counted toward the establishment of a quorum for the annual meeting even though they are marked “ABSTAIN” or “AGAINST” or WITHHOLD AUTHORITY on any or all matters, or are not marked at all. “Broker non-votes” are shares held of record by brokers or other nominees for which instructions have not been received from the beneficial owner with respect to a particular matter over which the broker or nominee does not have discretionary voting authority. Broker non-votes are counted toward the establishment of a quorum. If you do not return a proxy card and your shares are held in “street name,” your broker may be permitted, under the applicable rules of the self regulatory organization of which it is a member, to vote your shares in its discretion on certain matters that are deemed to be routine. The election of directors and the ratification of the appointment of Deloitte & Touche LLP are considered routine items; the approval of the 2006 Plan is not considered a routine item.

Q:	What votes are required to approve the proposals at the annual meeting?

A:

Proposal 1: Election of Directors. The three nominees for director in the class whose terms end in 2007 and the two directors in each of the classes of directors whose terms end in 2008 and 2009, who receive the most votes of all the votes cast for nominees for such class will be elected. If you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee when voting your proxy, your vote will not count for or against the nominee. If any of the listed nominees becomes unavailable or unwilling to serve, the persons named in the proxy may vote for any substitute designated by the Board; however, the Board at this time has no reason to anticipate that this will occur.

Proposal 2: Approval of the 2006 Plan. Approval of the 2006 Plan requires the affirmative vote of a majority of the shares present at the meeting, either in person or by proxy, and entitled to vote on the 2006 Plan. Abstentions will be counted as present and entitled to vote at the annual meeting and will therefore have the effect of a vote against this proposal; broker non-votes are not counted as present and entitled to vote on this proposal and will not be counted when determining whether the stockholders have approved this proposal.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes present at the annual meeting, either in person or by proxy, and entitled to vote on this proposal is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2006. Abstentions will be counted as present and entitled to vote at the annual meeting and will therefore have the effect of a vote against this proposal; broker non-votes are not counted as present and entitled to vote on this proposal and will not be counted when determining whether the stockholders have approved this proposal.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the quarter ended September 30, 2006.

Q:	When are stockholder proposals for the 2007 annual meeting due?

A:	The Company currently anticipates that the 2007 Annual Meeting of Stockholders will be held in May of 2007. All stockholder proposals to be considered for inclusion in the proxy statement for the 2007 annual meeting must be submitted in writing to John A. Mongelluzzo, Senior Vice President, General Counsel and Secretary, MSC.Software Corporation, 2 MacArthur Place, Santa Ana, California 92707 by January 15, 2007. Any proposal received after this date will be considered untimely. Each proposal must comply with applicable law and the Company’s Restated Bylaws.

A stockholder proposal to be presented by a stockholder at the 2007 annual meeting of stockholders but not submitted for inclusion in the Company’s proxy statement must be received by us not less than 30 nor more than 90 days prior to the meeting, unless we give less than 40 days prior notice of the 2007 annual meeting, in which case notice of the stockholder proposal must be received by us not later than the close of business on the tenth day following the date on which the notice of the 2007 annual meeting is first mailed to stockholders. A stockholder submitting such a proposal must comply with the requirements of our Restated Bylaws and any applicable requirements of the Securities and Exchange Act of 1934 and rules and regulations thereunder.

Q:	How may I communicate with the Board or the non-management directors on the Board?

A:	Stockholders and other parties interested in communicating directly with the Company’s directors, with the non-management directors as a group or with any individual director may do so by writing to the particular director or group of directors c/o MSC.Software Corporation, 2 MacArthur Place, Santa Ana, California 92707, or by email at bod@mscsoftware.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Board is comprised of three classes: Class I and Class II, each currently consisting of two directors and Class III currently consisting of three directors. At the Company’s last annual meeting of stockholders in 2003, two Class III directors were elected for terms ending in 2006. The normal terms of office of directors in Class I and Class II ended in 2004 and 2005, respectively. Since the Company has not held a stockholders’ meeting since 2003, the Board has elected directors in the interim to fill vacancies resulting from an increase in the number of directors and from members who have left the Board. Presently the Board is comprised of the following members: Class I: William J. Weyand and Donald Glickman; Class II: Mark A. Stevens and Ashfaq A. Munshi; and Class III: William F. Grun, George N. Riordan and Masood A. Jabbar. Since our stockholders have not had the opportunity to vote for directors since 2003, the terms of all of the Company’s directors in each of the three classes will expire at the 2006 annual meeting of stockholders. Therefore, all seven current directors will stand for election in the Classes designated on pages 5 through 6.

The election of directors for each of the three classes is treated as a separate election. The three nominees in Class I, and the two nominees in each of Class II and Class III who receive the most votes cast for nominees in such class will be elected. A properly executed proxy marked “withhold authority” with respect to one or more directors will not be voted with respect to the director or directors indicated.

Each of the nominees below has consented to serve if re-elected. If any of them were to become unavailable to serve as a director before the annual meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The Board proposes that the following nominees, all of whom are currently serving as directors and were recommended for nomination by the Governance and Nominating Committee, be re-elected for the terms set forth below and until their successors are duly elected and qualified:

Class I

Name	Age	Position Held with the Company and Principal Occupation(s)	For a Term Expiring In	Director of the Company Since
Donald Glickman	73	Managing Partner of J. F. Lehman & Company, a private equity investment firm, since 1993; President of Donald Glickman & Company, a private investment firm, since 1992. [1]	2007	1998

William F. Grun	60	Private investor and consultant; Chief Executive Officer of RAS Innovations, a privately held company providing international outsourcing of research and development, in 2003; from 1996 to 1999, President and Chief Operating Officer of Optum Software, a privately held firm that developed software for supply chain management.	2007	1997

George N. Riordan	73	Managing Director of George Riordan Co., an investment banking firm, since 1991; Chairman of the Board of the Company from February 1997 to December 1998.	2007	1983

[1]	Mr. Glickman is also a director of Monro Muffler Brake and is a Trustee of MassMutual Corporate Investors and MassMutual Participation Investors.

Class II

Name	Age	Position Held with the Company and Principal Occupation(s)	For a Term Expiring In	Director of the Company Since
Mark A. Stevens	53	Employee of Fluor Corporation, an engineering and construction company, since 1975, most recently serving as group executive, commercial strategy and risk since 2003.	2008	2004

William J. Weyand	62	Chairman of the Board and Chief Executive Officer (“CEO”) of the Company since February 2005; from January to June 2003, Chief Executive Officer of Pavilion Technologies, an enterprise neural network software company for advanced process control; from 1997 to 2001, Chairman and Chief Executive Officer of Structural Dynamics Research Corporation (“SDRC”), a product lifecycle management software company which was acquired by Electronic Data Systems Corporation in 2001. [1]	2008	2004

[1]	Mr. Weyand is also a director of Riverstone Networks, Inc. and a director and Vice Chairman of Pavilion Technologies.

Class III

Name	Age	Position Held with the Company and Principal Occupation(s)	For a Term Expiring In	Director of the Company Since
Masood A. Jabbar	56	Chief Executive Officer of XDS Inc., a private network company, since November 2004; from 1986 to 2003, employed in several positions with Sun Microsystems Computer Corporation, a provider of network computing infrastructure solutions, including Executive Vice President and advisor to the CEO from 2002 to 2003, and Executive Vice President of Global Sales Operations, responsible for worldwide sales and support for all products, from 2000 to 2002. [1]	2009	2005

Ashfaq A. Munshi	44	Chief Executive Officer of Level5 Networks, a leading innovator of high performance ethernet network interface cards, from December 4, 2005 until its merger with Solare Flare Inc. on May 15, 2006; founder, Chief Executive Officer and Chairman of Radiance Technologies, Inc., an enterprise software company, from 2000 to 2005; founder, Chief Executive Officer and Chairman of Specialty MD.com, a medical e-marketplace company, from 1998 to 2000; in 1998, advisor to Supply Base Inc., a supplier bid and supplier information company.	2009	2005

[1]	Mr. Jabbar is also a director of Openwave Systems, Inc. and Silicon Image Inc.

There are no family relationships among any of the directors, nominees for election and executive officers of the Company.

Arrangements to Nominate Certain Persons for Election as Director

On November 4, 2004, ValueAct Capital Master Fund L.P., ValueAct Capital Partners Co. Investors, L.P., VA Partners, L.L.C., Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin (collectively, the “Stockholders”) brought an action against the Company in the Delaware Court of Chancery to compel it to hold a 2004 annual meeting of stockholders to elect directors. This action was resolved on December 3, 2004, by the Company entering into a Stockholders Agreement with the Stockholders and, for certain limited purposes, Gregory P. Spivy and William J. Weyand. Under the Stockholders Agreement, the Stockholders dismissed their action and the Company appointed Gregory P. Spivy and Mr. Weyand to the Board and the Governance and Nominating Committee and appointed Mr. Weyand to the Audit Committee. In addition, the Stockholders Agreement provided that the Company would support the election of one affiliated and one non-affiliated nominee of the Stockholders at each annual meeting during the period the Stockholders held 10% or more of the outstanding shares and, at such time as the Stockholders held less than 10% of the outstanding shares, the directors nominated by the Stockholders would resign.

On February 10, 2005, the parties entered into Amendment No. 1 to the Stockholders Agreement, which provided that the Stockholders would no longer have the right to designate a non-affiliated nominee for the Board as long as Mr. Weyand is a director of the Company. The Amendment further provides that Mr. Weyand is not required to tender his resignation from the Board in the event the Stockholders no longer beneficially own in the aggregate 10% or more of the outstanding shares.

In May 2006, the Stockholders’ share ownership fell below 10% and as a result, on May 26, 2006, Mr. Spivy tendered his resignation from the Board and the Stockholders’ Agreement terminated.

Your Board unanimously recommends that you vote FOR each of the nominees.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence and Meetings

Because the Company is in the process of seeking to list its stock on the NASDAQ Global Market (“NASDAQ”), the Company uses NASDAQ rules to determine director independence. The Board has evaluated each director’s relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and has determined that, with the exception of the Company’s Chairman and CEO, William J. Weyand, each of the current directors is independent under applicable NASDAQ and SEC rules.

The Board held 11 meetings during 2005. Directors are also encouraged to attend annual meetings of the Company’s stockholders. The Company’s last annual meeting was held in 2003, and all then incumbent directors attended the meeting.

Board Committees and Committee Composition

Although the full Board considers all major decisions of the Company, the Board has established several standing committees to more fully address certain areas of importance to the Company. The three standing committees of the Board are the:

•	Audit Committee

•	Governance and Nominating Committee

•	Compensation Committee

The membership during the last fiscal year and the functions of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board.

Audit Committee. Currently, the Audit Committee is comprised of Messrs. Glickman, Grun and Munshi, with Mr. Glickman serving as Chairman. The Audit Committee met 15 times during 2005. The Board has determined that each of the directors who presently serves on the committee, qualifies as an independent director under applicable NASDAQ rules and SEC Rule 10A-3, is able to read and understand fundamental financial statements as required by NASDAQ rules, and qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee works closely with management as well as the Company’s independent auditors. The Audit Committee oversees the Company’s internal accounting and operational controls as well as its financial and regulatory reporting; selects the Company’s independent auditors and assesses their performance on an ongoing basis; reviews the Company’s interim and year-end financial statements and audit findings with management and the Company’s independent auditors; reviews the Company’s general policies and procedures regarding audits, accounting and financial controls; reviews the scope and results of the auditing engagement and the extent to which the Company has implemented changes suggested by the auditors; reviews the results of each audit by the Company’s independent auditors and discusses with them any factors that may affect their independence, including, without limitation, the provision of any non-audit services; performs other oversight functions as requested by the full Board; and reports activities performed to the full Board. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

All audit-related services, tax services and other services provided by Deloitte & Touche LLP in 2005 were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s charter provides for pre-approval of all audit and permitted non-audit services by the Audit Committee. The charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to audit services and permitted non-audit services.

The report of the Audit Committee is included in this Proxy Statement on page 41. The Audit Committee is governed by a charter which was most recently amended and restated on November 8, 2005, a copy of which is attached to this proxy statement as Appendix A. The charter is also available on the “Corporate-Investor Relations Corporate Governance” page of our website at http://www.mscsoftware.com.

Governance and Nominating Committee. The Governance and Nominating Committee is comprised of Messrs. Jabbar, Riordan and Stevens, each of whom the Board has determined is independent under applicable NASDAQ rules. Mr. Stevens is the Chairman of the Governance and Nominating Committee. The Governance and Nominating Committee met five times during 2005.

The Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate-governance principles, including giving proper attention, and effective responses, to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Governance and Nominating Committee include: annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence in the context of applicable SEC and other regulatory requirements; monitoring compliance with Board and committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new Board members; recommending Board committee assignments; and overseeing the evaluation of the Board and management. The Chairman of the Governance and Nominating Committee receives communications directed to non-management directors.

The charter of the Governance and Nominating Committee is available on the “Corporate-Investors Relations-Corporate Governance” page of our website at http://www.mscsoftware.com.

Compensation Committee. The Compensation Committee is currently comprised of Messrs. Jabbar, Munshi and Stevens, each of whom is independent, with Mr. Jabbar as the Chairman. The Compensation Committee met seven times during 2005.

The Compensation Committee reviews, evaluates and makes recommendations to the Board on the Company’s overall compensation policies. Other duties of the Compensation Committee include: reviewing and approving goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives, and setting the CEO’s compensation level, including salary, participation in incentive plans and other benefits; considering and approving the compensation arrangements for other executive officers of the Company, including salary, participation in incentive plans and other benefits; and administering the Company’s incentive compensation plans.

The report of the Compensation Committee is included herein beginning on page 12. The charter of the Compensation Committee is available on the “Corporate-Investors Relations-Corporate Governance” page of our website at http://www.mscsoftware.com.

Compensation Committee Interlocks and Insider Participation

No member who served on the Compensation Committee during 2005 currently is or was during 2005 an officer or employee of the Company or had any relationship requiring disclosure by the Company under Item 404 of the SEC’s Regulation S-K. In addition, no member of the Compensation Committee is or was during 2005 employed by a company whose board of directors includes or included a member of our management.

Consideration of Director Nominees

Director Qualifications. The Company’s Policy and Procedure on Evaluating Candidates for the Board contain Board-membership criteria that apply to individuals recommended by the Governance and Nominating Committee for a position on the Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s long-standing values and standards.

They should also be committed to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of our stockholders.

Identifying and Evaluating Nominees for Directors. The Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Governance and Nominating Committee and may be considered at any point during the year. In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board. The Governance and Nominating Committee considers nominees recommended by our stockholders.

The seven nominees for election to our Board this year are set forth on pages 5 through 6.

Communications with the Board

Individuals may communicate with the Board in several ways. One method is by sending an e-mail to the Board at bod@mscsoftware.com. Communications that are sent to this e-mail account are routed to the attention of the Chairman of the Governance and Nominating Committee and the Secretary of the Company. Persons interested in communicating directly with the Company’s directors or with the non-management directors as a group may write to Director, MSC.Software Corporation, 2 MacArthur Place, Santa Ana, California 92707. The Secretary of the Company reviews all correspondence and is responsible for forwarding to the Chairman of the Audit Committee, a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. The Chairman of the Audit Committee then forwards such summaries and correspondence to the full Board. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding the Company’s accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The MSC.Software AlertLine is a confidential, toll-free telephone service line that provides a safe communication channel for asking questions or raising concerns, and it is available 24 hours a day, seven days a week, to Company staff worldwide.

Lead Director

In March 2003, the Board created a new position of Lead Director. The independent directors appoint the Lead Director annually and the independent directors designated Mr. Glickman to serve in this position for 2005 and have done so again for 2006. The Lead Director receives an additional $20,000 in fees annually.

The Lead Director’s primary responsibilities are the following:

•	Assist the Board in assuring compliance with and implementation of the Company’s governance guidelines.

•	Act as the principal liaison between independent directors and the Chief Executive Officer on certain issues.

•	Coordinate the agenda for and chairing executive sessions of the independent directors.

Executive Sessions

Executive sessions of the independent directors are held at least four times a year. The sessions are coordinated and chaired by the Lead Director. Any independent director can request that an additional executive session be scheduled.

Directors’ Compensation

Directors who also serve as our employees or officers do not receive any additional compensation for their service on the Board. Currently, directors who are not our officers or employees (“non-employee directors”) receive a $22,000 annual retainer. In addition, the committee Chairmen of the Governance and Nominating Committee and the Compensation Committee each receive $7,500 per year, and the Chairman of the Audit Committee receives $12,000 per year, as additional compensation for serving as a committee chairman. The lead director receives an additional $20,000 annual retainer. Directors also receive $3,500 for each board meeting they attend and $1,750 for each committee meeting they attend. Non-employee directors are reimbursed for all expenses incurred in connection with attendance at meetings of the Board and the performance of board duties.

Non-employee directors are eligible to participate in the Non-Employee Director Program. Under this program, non-employee directors receive a grant of options to purchase 10,000 shares of common stock upon election to the Board. In addition, non-employee directors receive an annual grant of 5,000 options to purchase shares of common stock on the first business day of each calendar year. In 2005, Messrs. Glickman, Grun, Riordan, Stevens, and Weyand each received an annual grant of 5,000 options at an exercise price per share of $10.27, and Messrs. Jabbar and Munshi each received a grant for 10,000 options upon their election to the Board at an exercise price per share of $13.18. In addition, during 2005, former director Gregory P. Spivy received a grant of 5,000 shares at an exercise price per share of $10.27 and Philip B. Livingston received a grant of 10,000 shares at an exercise price per share of $10.40. All of the options granted under the program become exercisable 12 months after the date of grant and expire on the fifth anniversary of the grant date.

Code of Ethics

The Board has adopted the MSC Corporate Code of Business Conduct and Ethics, which applies to all Company offices worldwide, including all directors, officers, employees and agents of the Company. In addition, we have adopted a related policy, the MSC.Software Corporation Code of Business Conduct and Ethics that applies to our chief executive officer and senior financial officers (which includes the chief financial officer, controller and other persons performing similar functions). Both of these codes of conduct, including future amendments, are available free of charge on the “Corporate-Investor Relations-Corporate Governance” page of our website at http://www.mscsoftware.com or by writing to us at MSC.Software Corporation, 2 MacArthur Place, Santa Ana, California 92707, Attention: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, based solely on a review of the forms furnished to the Company and written representations that no other forms were required, during 2005, all filing requirements applicable to officers, directors and greater than 10% beneficial owners of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), were complied with.

EXECUTIVE COMPENSATION

Executive Officers of the Company

The following table contains certain information about our executive officers other than Mr. Weyand, whose information is provided above under the heading “Proposal One—Election of Directors.”

Name	Age	Position(s) Held with the Company and Previous Employment
Glenn R. Wienkoop	59	President and Chief Operating Officer since August 2005; President and Chief Operating Officer of BDNA Corporation, a software solution provider of IT asset management and governance, from July 2004 to August 2005; President and Chief Operating Officer of Portal Software, Inc., a software solution provider of billing and revenue management solutions for telecommunications, from 2001 to 2004; from 2000 to 2001, President and Chief Operating Officer of SDRC.

John J. Laskey	56	Senior Vice President, Chief Financial Officer since 2004; Vice President and Chief Financial Officer of Webplan, Inc., a provider of operational planning tools, from April 2001 to March 2003; from October 1998 to February 2001, Vice President and Chief Financial Officer of Quest Software, Inc., a provider of application management software; prior to 1998, served in various financial management positions at Continuus Software Corporation, Starbase Corporation, File Net Corporation and MAI/Basic Four, Inc.

John A. Mongelluzzo	47	Senior Vice President, General Counsel and Secretary since March 2005; Of Counsel for the law firm of Vorys, Sater, Seymour and Pease LLP from 2002 to 2005; from 1986 to 2001, served in various positions at SDRC, most recently as Senior Vice President, General Counsel and Secretary.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) is comprised entirely of non-employee directors and is responsible for the general compensation of the executive officers of the Company, and the administration of the Company’s various compensation plans, including its stock option plans and bonus plans.

Overall Compensation Philosophy. Each year, the Committee reviews the compensation of the Company’s CEO and other senior executive officers to assure that compensation is appropriately tied to performance and that salary and potential bonus compensation levels are appropriate. To focus and facilitate such review, the Committee developed the following compensation philosophy of the Company:

•	Total executive compensation should be at levels that motivate the Company’s executive officers to achieve strategic business objectives over the long-term and allow the Company to attract and retain talented management;

•	Annual variable compensation should reward the executives for achieving specific results which should lead to increased stockholder value;

•	The majority of variable compensation should be directly related to sustained increases in stockholder value;

•	Supplemental benefits and perquisites which reward executives without regard to performance should be minimal; and

•	All employees of the Company should be encouraged to think like stockholders.

The compensation for the CEO and the Company’s other senior executive officers is comprised of three primary components:

•	Salary

•	Bonus

•	Stock options and other equity related awards

Salary is fixed at a competitive level to attract and retain qualified executives. Bonuses are tied specifically to the performance of the Company or components of the Company and/or individual contributions. Stock options and other equity related awards are awarded in amounts the Committee believes necessary to provide incentives for future, long term performance, taking into account individual performance and management level. This mix of compensation elements places a significant portion of compensation at risk and emphasizes performance.

Mr. Weyand’s 2005 Compensation. On February 10, 2005 the Company entered into an employment contract with Mr. Weyand (the “Employment Contract”). Mr. Weyand was retained as CEO to stabilize and reposition the Company during a period of transition. In order to induce Mr. Weyand to join the Company, the Company agreed to an Employment Contract with a two-year term and pursuant to which Mr. Weyand receives an annual salary of $485,000 and a target annual incentive bonus opportunity of 100% of his base salary. In addition, he purchased 50,000 restricted shares at $11.73 per share (the then market price) and, in conjunction with this purchase, was granted 200,000 restricted stock units that, upon vesting, will be settled on a one-for-one basis in shares of Company stock. He also received 450,000 stock options at an exercise price of $9.89, the closing market price of the Company’s shares on the grant date. The options vest in two equal installments on the first and second anniversary of the grant date. Mr. Weyand also received 100,000 performance stock unit awards upon joining the Company which vest and will be exchanged for common stock if, within two years following the grant date, either (i) the Company’s stock price closes at $15.00 or more each trading day over a period of at least 30 consecutive trading days while listed on the New York Stock Exchange (“NYSE”) or NASDAQ or (ii) the Company is sold at a per share price of $15.00 or more.

The cash compensation, stock options and other equity awards paid or provided to Mr. Weyand under the Employment Contract were the result of negotiation between the Committee and Mr. Weyand. The Committee concluded that it was critically important to the Company’s future to retain an executive with the experience and background of Mr. Weyand. The Committee also utilized the services of a compensation consultant to provide the Committee advice on the Employment Contract.

In April 2006, the Compensation Committee met to evaluate Mr. Weyand’s performance during the 2005 fiscal year. Since Mr. Weyand’s salary was established at $485,000 per annum during the two year term set by his Employment Contract, the Committee did not adjust his salary. In August 2005, the Committee set five performance objectives for Mr. Weyand and the new executive team and determined that it would measure performance for the purposes of the 2005 Executive Bonus Program against these objectives which included: (i) completion of the management transition, (ii) the Company becoming current in its required filings with the Securities and Exchange Commission, (iii) reduction in general and administrative expenses, (iv) geographic expansion; and (v) retention of a significant number of alliance partners by the end of 2005. The Committee believed these five objectives would best drive the Company’s future success.

In evaluating Mr. Weyand’s performance against these objectives, the Committee determined the Company successfully completed the management transition, reduced general and administrative expenses and had continued to expand its operations into new geographic areas. The Committee also determined the Company had substantially increased the number of alliance partners; consequently, the Committee awarded Mr. Weyand a bonus of $436,500 or 90% of his base salary of $485,000 based on his Employment Contract.

New Executive Team. 2005 was a transition year for the Company. During this time it has hired a completely new executive management team comprised of Mr. Weyand, Chairman of the Board and CEO, Glenn R. Wienkoop, President and Chief Operating Officer, John J. Laskey, Senior Vice President and Chief Financial Officer and John A. Mongelluzzo, Senior Vice President, General Counsel and Secretary. In addition, the Company hired several upper level managers who report to members of the executive management team. New hire compensation packages for the executive management team members and the new managers reporting to them were structured in a way to align their interests with the interests of the Company’s stockholders. Consequently, they were provided stock options and other equity related awards in conjunction with their initial employment. Other than these new hire option grants (including additional future grants contemplated at the time of hire), the Company did not grant stock options in 2005. In 2005, the Company granted an aggregate of 395,000 performance stock units to a total of 24 upper management employees, inclusive of Messrs. Weyand, Wienkoop, Laskey and Mongelluzzo. These performance stock units vest if within a two year period following the date the award is granted, the stock price of the Company closes at a specified price (the “Exercise Price”) over a period of at least 30 consecutive trading days while listed on the NYSE or NASDAQ or the Company is sold at or above a specified share price. The Exercise Prices range between $15.00 and $23.50, and were based on a premium above the stock price of the Company at the date of grant. Upon vesting, the award is paid in an equivalent number of shares of the Company.

The Committee evaluated the performance of Messrs. Wienkoop, Laskey and Mongelluzzo in determining the extent of their achievement under the 2005 Executive Bonus Plan. The 2005 bonuses for all employees, including all executives, were pro-rated to reflect any partial year of service in 2005. Mr. Wienkoop’s bonus target amount was 70% of his 2005 salary and the bonus target amount for Messrs. Laskey and Mongelluzzo was 60% of their 2005 salary. The Committee awarded Mr. Wienkoop a bonus of $99,012 which represented approximately 112% of his target bonus. The Committee awarded Messrs. Laskey and Mongelluzzo bonuses of $169,290 and $134,274, respectively, which represented approximately 100% of their target bonuses.

The bonuses were paid in cash following a determination of success against the bonus criteria.

2006 Performance Incentive Plan. The Committee believes that the Company should provide greater equity incentives to its management and key employees to encourage them to think like stockholders and enhance retention and continuity of management. To that end, the Committee has recommended to the Board, and the Board has approved, the 2006 Plan. The Committee believes that this 2006 Plan is aligned with the interests of the Company’s stockholders and provides for a broad range of awards, including stock options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance-based awards, dividend equivalents and phantom stock. The intent of the 2006 Plan is to provide maximum flexibility for the Board and the Committee within applicable legal limitations.

Repricing of Equity Grants to Mr. Laskey. In connection with Mr. Laskey’s employment in October 2004, the Board approved the following equity-based award grants to Mr. Laskey: (i) 150,000 stock options with a per share exercise price of $8.71 (the then fair market value of a share of the Company), and (ii) a stock purchase right to purchase an aggregate of 100,000 shares of Company stock at a per share price of $7.00. Mr. Laskey exercised the purchase right as to 25,000 shares (paying to the Company $175,000 in purchase price for those shares) and the balance of the purchase right terminated in accordance with its terms without being exercised.

At the time Mr. Laskey received these equity awards, the Company was subject to a blackout period which limited the ability of executives of the Company to engage in certain securities transactions. Consequently, in March 2005, after the blackout period had terminated, the Company rescinded the October 2004 equity-based award grants to Mr. Laskey and issued him new awards.

On March 8, 2005, in replacement for the rescinded stock options, the Company granted Mr. Laskey stock options covering 150,000 shares of the Company’s stock with an exercise price of $11.40 per share (the then current market value of a share of Company stock). The terms of these options were otherwise substantially the same as the October 2004 stock options granted to Mr. Laskey, with vesting to occur as provided in the original stock options. The Company also granted Mr. Laskey the right to purchase in replacement of the rescinded stock purchase right award up to 25,000 shares of the Company’s common stock at a price of $7.00 per share. The terms of the purchase right were substantially the same as the October 2004 stock purchase right, provided certain additional compensation will be paid to Mr. Laskey if he sells the shares as a result of a change in control and he does not receive capital gains treatment as a result of such sale. Finally, the Company granted Mr. Laskey 39,000 stock units that will be settled in an equal number of shares of Company stock promptly after vesting. The units vest over the same 4 year period as the stock options granted to Mr. Laskey. The Committee determined that this equity package, although not identical in amounts, prices or types of awards, replicated the value of the original equity package accepted by Mr. Laskey in October 2004.

Masood A. Jabbar, Chairman

Mark A. Stevens

Ashfaq A. Munshi (Committee Member since June 1, 2006)

Executive Officer Compensation for Fiscal 2005

The following table sets forth information concerning the compensation paid by the Company to (i) William J. Weyand, who served as our CEO commencing February 10, 2005, (ii) Frank Perna, Jr., who served as the CEO through February 10, 2005, (iii) each of the three executive officers other than the CEO, each of whom were serving as executive officers on December 31, 2005, and (iv) Christopher St. John and Amir Mobayen, both of whom served as executive officers during the early part of 2005. In each instance, the compensation shown is for services rendered in all capacities for the three year period ended December 31, 2005.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary/ ($) [1,2]	Bonus/ ($) [3]		Other Annual Compensation ($) [4]	Restricted Stock Awards ($)		Securities Underlying Options(#) [5]		All other Compensation ($) [6]
William J. Weyand	2005	429,971	436,500		—	2,346,000	[7]	455,000	[8]	132,459	[9]
Chairman and Chief	2004	—	—		—	—		10,000	[8]	8,750	[9]
Executive Officer	2003	—	—		—	—		—		—

Frank Perna, Jr.	2005	83,175	—		—	—		—		198,297	[11]
Chairman and Chief	2004	431,251	—		—	—		150,000		47,138
Executive Officer [10]	2003	415,154	150,000		—	—		130,475		42,658

Glenn R. Wienkoop	2005	123,750	99,012		—	—		275,000	[12]	4,400
President and Chief	2004	—	—		—	—		—		—
Operating Officer	2003	—	—		—	—		—		—

John J. Laskey	2005	273,333	169,290		—	554,600	[13]	200,000	[14]	24,994
Senior Vice President	2004	52,084	25,000		—	—		—		3,750
and Chief Financial Officer	2003	—	—		—	—		—		—

John A. Mongelluzzo	2005	225,112	159,274	[15]	—	—		150,000	[16]	21,479
Senior Vice President—Business Admin., General Counsel and Secretary	2004 2003	— —	— —		— —	— —		— —		— —

Amir Mobayen	2005	230,000	208,045	[17]	279,513	—		—		33,776
Senior Vice President,	2004	220,000	180,745	[17]	275,900	—		50,000		30,426
EMEA Sales	2003	199,519	170,101	[17]	158,990	—		30,475		17,802

Christopher St. John	2005	310,790	139,856		171,055	—		—		—
Senior Vice President,	2004	299,967	66,000		172,502	—		75,000		—
Asia-Pacific Sales [18]	2003	253,142	37,000		155,559	—		30,475		—

[1]	Any payments or awards to the identified individuals that would be classifiable under the “LTIP Payout” column otherwise required to be included in the table by applicable SEC disclosure rules are found in the table below entitled “Long-Term Incentive Plan-Awards in Last Fiscal Year.”
[2]	Salary amounts for 2005 do not reflect a full year’s salary for Messrs. Weyand, Wienkoop or Mongelluzzo, each of whom joined the Company during 2005, or for Mr. Perna who terminated services with the Company during 2005.
[3]	Except where noted, prior to bonuses paid in 2006 for the 2005 fiscal year, bonuses were paid 50% in cash and 50% in shares pursuant to the MSC.Software Corporation 2000 Executive Cash and Stock Bonus Plan (the “Bonus Plan”). The Bonus Plan provided that the stock portion of the bonus was valued at the opening of the market as of the first business day of the year for which the bonus was to be paid.
[4]

Unless otherwise noted under a separate footnote, this column includes perquisites and other personal benefits, securities or property, unless the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer. Also includes above-market or preferential earnings on restricted stock, options, SARs or deferred compensation paid during the fiscal year or payable during that period but deferred at the election of the named executive officer. Also includes amounts for Mr. Mobayen and Mr. St. John related to their assignments in foreign countries. Mr. Mobayen served as the

European head of sales for 2003, 2004 and 2005. For Mr. Mobayen: amounts for 2005 include $165,809 related to tax equalization and $84,645 for housing; amounts for 2004 include $165,984 related to tax equalization and $84,645 for housing; and amounts for 2003 include $82,904 related to tax equalization and $51,019 for housing. For Mr. St. John: amounts for 2005 include a living allowance of $66,936 and $98,096 for housing; amounts in 2004 include a living allowance of $66,929 and $99,842 for housing; and amounts for 2003 include a living allowance of $60,887 and $93,103 for housing.

[5]	Represents shares underlying options granted under the Company’s 1998 Stock Option Plan (the “1998 Plan”) and the 2001 Stock Option Plan (the “2001 Plan”), as well as out-of-plan stock option grants.
[6]	Unless otherwise noted, the amounts shown constitute our contributions on behalf of the named individuals to (a) the MSC.Software Corporation Profit Sharing Plan (“PSP”), (b) the MSC Defined Contribution Plan, which is a 401(k) match and replaced the PSP in 2004 (“DCP”), and (c) the MSC.Software Corporation Supplemental Retirement and Deferred Compensation Plan (“SERP”) in the following amounts: William J. Weyand: 2005: $10,500 to DCP and $26,709 to SERP; 2004: $-0- to DCP and $-0- to SERP; 2003: $-0- to PSP and $-0- to SERP; Frank Perna, Jr.: 2005: $5,096 to DCP and $-0- to SERP; 2004: $10,250 to DCP and $36,888 to SERP; 2003: $12,520 to PSP and $30,138 to SERP; Glenn R. Wienkoop: 2005: $-0- to DCP and $4,400 to SERP; 2004: $-0- to DCP and $-0- to SERP; 2003: $-0- to PSP and $-0- to SERP; John J. Laskey: 2005: $9,900 to DCP and $15,094 to SERP; 2004: $-0- to DCP and $3,750 to SERP; 2003: $-0- to PSP and $-0- to SERP; John A. Mongelluzzo: 2005: $10,500 to DCP and $10,979 to SERP; 2004: $-0- to DCP and $-0- to SERP; 2003: $-0- to PSP and $-0- to SERP; Amir Mobayen: 2005: $10,500 to DCP and $23,276 to SERP; 2004: $10,250 to DCP and $20,176 to SERP; 2003: $10,345 to PSP; and $7,457 to SERP.
[7]	Includes an award of 200,000 restricted stock units to Mr. Weyand on March 1, 2005, which vests in equal installments on each of March 1, 2006 and March 1, 2007. Although these stock units vest in two equal installments, half on March 1, 2006 and the remaining half on March 1, 2007, Mr. Weyand will not be issued the 200,000 shares of restricted stock until March 1, 2007. For additional information on Mr. Weyand’s restricted stock units, see footnote 3 to the table located under the heading “Equity Compensation Plan Information.” The value of these restricted stock units was calculated by multiplying the number of units awarded by the closing price of the Company’s shares on the date of grant, which was $11.73. Based on the closing price of the Company’s stock on December 30, 2005 (the final trade date of the year), which was $17.00 per share, Mr. Weyand’s unvested restricted stock units had an additional aggregate value of $1,054,000 (the difference between $17.00 and $11.73, multiplied by 200,000). On March 1, 2005, Mr. Weyand purchased 50,000 restricted shares with a per share exercise price of $11.73.
[8]	For 2005, includes 450,000 stock options granted to Mr. Weyand in connection with his employment, and 5,000 stock options granted to Mr. Weyand under the 2001 Plan in connection with his service as a non-employee director of the Company prior to February 10, 2005, the date he was named Chairman and CEO. For 2004, includes 10,000 stock options granted to Mr. Weyand in connection with his service as a non-employee director.
[9]	For 2005, includes (i) $75,000 toward Mr. Weyand’s legal expenses incurred in conjunction with the negotiation of his employment relationship with the Company, and (ii) director fees paid for 2005 of $20,250 for his service from January 1, 2005 until February 10, 2005, when he was named Chairman and CEO. For 2004, includes director fees of $8,750 from December 3, 2004, the date of his appointment as a director of the Company through December 31, 2004.
[10]	Mr. Perna terminated his employment with the Company on February 10, 2005, at which time Mr. Weyand was named Chairman and CEO of the Company.
[11]	For 2005, includes: (i) $8,000 in severance payments; (ii) $42,000 for reimbursement of country club dues for the period of August 2001 through January 2005; (iii) $140,000 in consulting fees; and (iv) approximately $3,200 for medical insurance premium reimbursement.
[12]	On August 15, 2005, the Company granted Glenn R. Wienkoop 275,000 stock options with a per share exercise price of $14.30 per share. Those options vest in four equal annual installments, beginning August 15, 2006.
[13]

Calculated by multiplying (i) the difference between $11.40, the per share closing price of the Company’s shares on the date of Mr. Laskey’s purchase of restricted stock from the Company, and $7.00, the discounted per share purchase price paid by Mr. Laskey, by (ii) 25,000, the total number of shares purchased. Also includes 39,000 restricted stock units granted to Mr. Laskey on March 8, 2005, which vest equally on each of October 18, 2005, 2006, 2007 and 2008. As of December 31, 2005, 9,750 of Mr. Laskey’s restricted stock units had vested, and 29,250 units remained unvested. For additional information on Mr. Laskey’s restricted stock units, see footnote 3 to the table located under the heading “Equity Compensation Plan Information.” The value of these restricted stock units was calculated by multiplying (i) the number of units awarded, by (ii) the closing price of the Company’s shares on the date of grant, which was $11.40. Based on the closing price of the Company’s shares on December 30, 2005 (the last trade date of the year), which was $17.00 per share, Mr. Laskey’s unvested restricted stock units had an additional aggregate value of $163,800 (the difference between $17.00 and $11.40, multiplied by 29,250).

[14]	In October 2004, Mr. Laskey was granted 150,000 stock options and purchased 25,000 shares at a discounted price of $7.00 per share. This transaction was rescinded on March 8, 2005, and to replace this prior transaction, Mr. Laskey was granted 150,000 stock options. Further, to replicate the economic value of the rescinded options and the lost economic value of the shares he purchased, the Company also granted Mr. Laskey the discounted share purchase right and the restricted stock units described in footnote 13 above. Because the option grant to Mr. Laskey in October 2004 was rescinded, it is not listed as a grant in fiscal 2004. On October 18, 2005, the Company granted Mr. Laskey 50,000 stock options with a per share exercise price of $14.30.
[15]	Includes a $25,000 signing bonus paid to Mr. Mongelluzzo upon his employment with the Company.
[16]	On March 9, 2005, the Company granted Mr. Mongelluzzo 150,000 stock options with a per share exercise price of $11.56.
[17]	Includes amounts earned under a special quarterly bonus plan as well as amounts earned under the Bonus Plan. For 2005 includes $110,295 under a quarterly bonus plan and $97,750 under the Bonus Plan; for 2004 includes $103,745 under a quarterly bonus plan and $77,000 under the Bonus Plan; for 2003 includes $113,101 under a quarterly bonus plan and $57,000 under the Bonus Plan.
[18]	Except for housing, Mr. St. John’s compensation, which is paid in Euros, is reported here in U.S. Dollars at the annual conversion rates of .804 Euros per Dollar in 2005; .806 Euros per Dollar in 2004 and .885 Euros per Dollar in 2003. The Company directly pays for Mr. St. John’s housing at 900,000 Yen per month and treats a portion of this rent as income to Mr. St. John. This portion is reflected as “Other Annual Compensation.” This portion of the housing cost that the Company attributed to Mr. St. John as compensation was paid in Yen and is reported here in U.S. Dollars at the annual conversion rates of 110.096 Yen per Dollar in 2005; 108.17 Yen per Dollar in 2004; and 116 Yen per Dollar in 2003.

Option Grant Information

The following table presents additional information concerning the stock options shown in the Summary Compensation Table and granted to the named executive officers during 2005:

	INDIVIDUAL GRANTS
Name	Number of Securities Underlying Options Granted (#) [1]	Percent of Total Options Granted to Employees in Fiscal Year 2005 [2]	Exercise Price ($/Sh) [3]	Expiration Date	Potential Realizable Value at assumed annual rates of appreciation for option term [4]
					5%	10%
William J. Weyand	5,000[5]	—%	$10.27	01/02/2010	$14,187	$31,350
William J. Weyand	450,000	31.2%	$9.89	02/10/2015	$2,798,896	$7,092,951
Frank Perna, Jr.	—	—%
Glenn R. Wienkoop	275,000	19.0%	$14.30	08/15/2015	$2,473,128	$6,267,392
John J. Laskey	150,000	10.4%	$11.40	03/08/2015	$1,075,410	$2,725,300
John J. Laskey	50,000	3.5%	$14.30	10/18/2015	$449,660	$1,139,526
John A. Mongelluzzo	150,000	10.4%	$11.56	03/09/2015	$1,090,503	$2,763,549
Amir Mobayen	—	—%	—	—	—	—
Christopher St. John	—	—%	—	—	—	—

[1]	Other than the 5,000 option grant to Mr. Weyand, all options granted are exercisable in installments. Mr. Weyand’s 450,000 options vest in two equal annual installments on the first and second anniversaries of the date of grant. The options granted to Messrs. Wienkoop and Mongelluzzo, as well as the 50,000 option grant to Mr. Laskey, vest in four equal annual installments, with 25% of the options becoming exercisable on the first anniversary of the date of grant and with an additional 25% of the options becoming exercisable on each successive anniversary date. The 150,000 stock option grant to Mr. Laskey was made on March 8, 2005, and vests in four equal annual installments, beginning on October 18, 2005. For a more detailed explanation of these option grants, please see the information under the heading Employment and Severance Agreements below.
[2]	Based on grants to employees of non-qualified stock options to purchase shares of common stock granted during the fiscal year ended December 31, 2005.
[3]	Options were granted at an exercise price equal to or greater than the fair market value on the date of grant.
[4]	The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that our share price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless our share price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the SEC rules and do not represent our estimate or projection of our future share price.
[5]	On January 3, 2005, Mr. Weyand received a grant of 5,000 stock options for his service as a non-employee director of the Company prior to his employment as Chairman and CEO. The exercise price of these 5,000 options is $10.27 per share and they vested in full on January 3, 2006.

Aggregated Option Exercises in 2005 and Year-End Option Values

The following table shows information for the Company’s named executive officers, concerning exercises of stock options during 2005 and the amount and values of unexercised stock options as of December 31, 2005.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) [1]
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
William J. Weyand	—	—	10,000	455,000	$73,200	$3,233,150
Frank Perna, Jr. [2]	—	—	867,975	0	$6,471,680	$0
Glenn R. Wienkoop	—	—	0	275,000	0	$742,500
John J. Laskey	—	—	37,500	162,500	$210,000	$765,000
John A. Mongelluzzo	—	—	0	150,000	0	$816,000
Amir Mobayen	—	—	66,725	53,750	$359,555	$440,500
Christopher St. John	—	—	245,475	75,000	$1,775,505	$594,875

[1]	Based on the closing price of our shares on December 30, 2005 (the last trade date for the year) which was $17.00 per share, minus the exercise price of “in-the-money” options.
[2]	Mr. Perna’s employment with us was terminated effective February 10, 2005. We extended the exercise period for his vested options three years (provided 425,000 of his vested options were terminated), subject to earlier expiration for certain specific reasons unrelated to his termination of employment.

Long-Term Incentive Plan (“LTIP”) Awards in Last Fiscal Year

The following table reflects information concerning each performance stock unit award made to a named executive officer in the last completed fiscal year.

Name	Number of Shares, Units, or Other Rights (#) [1]	Performance or other Period until Maturation or Payout [2]
William J. Weyand	100,000	02/10/07[3]
Frank Perna, Jr.	—	—
Glenn R. Wienkoop	40,000	08/15/07[4]
John J. Laskey	30,000	05/25/07[5]
John A. Mongelluzzo	30,000	03/09/07[6]
Amir Mobayen	25,000	05/25/07[7]
Christopher St. John	25,000	05/25/07[8]

[1]	Vested performance stock units will be paid in an equivalent number of shares of common stock.
[2]	In 2005, the Company granted performance stock units that vest and are payable in shares upon satisfaction of either of two criteria: (i) the Company’s share price closes at or above a specified price each trading day over a period of at least 30 consecutive trading days while listed on the NYSE or NASDAQ (the “Exercise Price”), or (ii) the Company is sold at a price per share at or above the Exercise Price.
[3]	On February 10, 2005, Mr. Weyand was granted 100,000 performance stock units with a per share Exercise Price of $15.00. For additional information on Mr. Weyand’s performance stock units, see footnote 3 to the table located under the heading “Equity Compensation Plan Information.”
[4]	On August 15, 2005, Mr. Wienkoop was granted 40,000 performance stock units with a per share Exercise Price of $20.00. For additional information on Mr. Wienkoop’s performance stock units, see footnote 3 to the table located under the heading “Equity Compensation Plan Information.”
[5]	On May 25, 2005, Mr. Laskey was granted 30,000 performance stock units with a per share Exercise Price of $17.00. For additional information on Mr. Laskey’s performance stock units, see footnote 3 to the table located under the heading “Equity Compensation Plan Information.”

[6]	On March 9, 2005, Mr. Mongelluzzo was granted 30,000 performance stock units with a per share Exercise Price of $17.00. For additional information on Mr. Mongelluzzo’s performance stock units, see footnote 3 to the table located under the heading “Equity Compensation Plan Information.”
[7]	On May 25, 2005, Mr. Mobayen was granted 25,000 performance stock units with a per share Exercise Price of $17.00. For additional information on Mr. Mobayen’s performance stock units, see footnote 3 to the table located under the heading “Equity Compensation Plan Information.”
[8]	On May 25, 2005, Mr. St. John was granted 25,000 performance stock units with a per share Exercise Price of $17.00. For additional information on Mr. St. John’s performance stock units, see footnote 3 to the table located under the heading “Equity Compensation Plan Information.”

Report on Ten-Year Option/SAR Repricing

The following table sets forth information regarding options held by executive officers of the Company that have been re-priced during the ten-year period ended December 31, 2005.

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment (Years)
John J. Laskey [1]	03/08/2005	150,000	11.40	8.71	11.40	9

Repricing of Equity Grants to Mr. Laskey. In connection with Mr. Laskey’s employment in October, 2004, the Board approved the following equity-based award grants to Mr. Laskey: (i) 150,000 stock options with a per share exercise price of $8.71 (the then fair market value of a share of the Company), and (ii) a stock purchase right to purchase an aggregate of 100,000 shares of Company stock at a per share price of $7.00. Mr. Laskey exercised the purchase right as to 25,000 shares (paying to the Company $175,000 in purchase price for those shares) and the balance of the purchase right terminated in accordance with its terms without being exercised.

At the time Mr. Laskey received these equity awards, the Company was subject to a blackout period which limited the ability of executives of the Company to engage in certain securities transactions. Consequently, in March 2005, after the blackout period had terminated, the Company rescinded the October 2004 equity-based award grants to Mr. Laskey and issued him new awards.

On March 8, 2005, in replacement for the rescinded stock options, the Company granted Mr. Laskey stock options covering 150,000 shares of the Company’s stock with an exercise price of $11.40 per share (the then current market value of a share of Company stock). The terms of these options were otherwise substantially the same as the October 2004 stock options granted to Mr. Laskey, with vesting to occur as provided in the original stock options. The Company also granted Mr. Laskey the right to purchase in replacement of the rescinded stock purchase right award up to 25,000 shares of the Company’s common stock at a price of $7.00 per share. The terms of the purchase right were substantially the same as the October 2004 stock purchase right, provided certain additional compensation will be paid to Mr. Laskey if he sells the shares as a result of a change in control and he does not receive capital gains treatment as a result of such sale. Finally, the Company granted Mr. Laskey 39,000 stock units that will be settled in an equal number of shares of Company stock promptly after vesting. The units vest over the same 4 year period as the stock options granted to Mr. Laskey. The Compensation Committee determined that this equity package, although not identical in amounts, prices or types of awards, replicated the value of the original equity package accepted by Mr. Laskey in October 2004.

Masood A. Jabbar, Chairman

Mark A. Stevens

Ashfaq A. Munshi (Committee Member since June 1, 2006)

Pension Plan Table

The following table reflects estimated gross annual pension benefits relative to a German pension plan in which Mr. St. John participates, based on annual remuneration and years of service. Mr. St. John has completed 15 years of service with us, and began participating in the plan in December, 1997. The pension obligations include a retirement pension, disability and survivor’s pension. The amount of the pension is for each year of service (maximum 30 years) at 0.5% of salary up to the Social Security Contribution Ceiling (“SSCC”), and 1.5% of the exceeding part of the salary. The survivor’s pension amounts to 60% of the retirement pension. Even though the normal retirement age is 65, Mr. St. John could provide additional years of service. The table assumes a 3% yearly salary increase and provides for an exchange rate, as well as SSCC in Euro of 61,800, and SSCC in U.S. Dollars of 84,301. In his first year under the plan, Mr. St. John’s actual salary was approximately $100,000; however, Mr. St. John’s salary increase since his first year’s participation in the plan has exceeded the 3% assumption referenced above. To illustrate the plan, we assume that Mr. St. John’s salary in 1997 was $200,000. At year two given the nominal 3% salary increase, his pay would have been $206,000, and the Annual Pension Benefit would increase accordingly until at year ten, the Annual Pension Benefit would increase to $60,955. However, since we take into account the SSCC, at year ten, the Annual Pension Benefit caps out at $25,962 as reflected below.

	Annual Pension Benefit for Years of Service
	10	15	20	25	30
Remuneration—in $US Beginning with Year 1
$200,000	25,962	43,152	63,751	88,303	117,436
$250,000	34,559	57,101	83,904	115,647	153,118
$300,000	43,157	71,050	104,056	142,991	188,799
$350,000	51,755	84,999	124,209	170,336	224,481
$400,000	60,353	98,948	144,362	197,680	260,162
$450,000	68,951	112,898	164,515	225,025	295,844
$500,000	77,549	126,847	184,668	252,369	331,525
$550,000	86,147	140,796	204,8209	279,714	367,207

Employment and Severance Agreements

Mr. Weyand joined us as a director on December 2, 2004, and became Chairman and CEO on February 10, 2005. At this time, we entered into a two-year employment agreement with Mr. Weyand. Under this agreement, Mr. Weyand receives an annual base salary of $485,000 and has a current annual target bonus opportunity of 100% of his base salary, which may exceed the target amount as determined by the Compensation Committee of the Board. Upon joining us, Mr. Weyand purchased 50,000 restricted shares at $11.73 per share, and in conjunction with this purchase, was granted 200,000 restricted stock units that will be paid on a one-for-one basis in shares of restricted stock. Although these stock units vest in two equal installments, half on March 1, 2006 and the remaining half on March 1, 2007, Mr. Weyand will not be issued the 200,000 shares of restricted stock until March 1, 2007. He also received a grant of 450,000 options at an exercise price of $9.89 per share which vest in two equal installments on February 10, 2006 and February 10, 2007. Mr. Weyand was also granted a 100,000 share one-for-one performance stock unit award. This award vests and is payable in shares if either (1) our share price closes at $15.00 or more each trading day over a period of at least 30 consecutive trading days while listed on the NYSE or NASDAQ or (2) the Company is sold at a per share price of $15.00 or more. Mr. Weyand also holds 15,000 options that were granted to him in his capacity as a non-employee director prior to February 10, 2005 at exercise prices of $9.68 per share for 10,000 options and $10.27 per share for 5,000 options. In the event Mr. Weyand’s employment is terminated during the two-year employment term either by us without “cause” or by Mr. Weyand for “good reason” (as those terms are defined in the employment agreement), he will be entitled to severance pay that includes (1) continued payment of his regular base salary for the duration of the two-year period, (2) if the termination of employment occurred before December 31, 2005, an amount equal to 175% of Mr. Weyand’s annualized base salary rate in effect immediately prior to the termination, and (3) if the termination of employment occurs on or after December 31, 2005, but before December 31, 2006, an amount equal to 100% of Mr. Weyand’s annualized base salary rate in effect immediately prior to the termination. In addition, the equity-based awards described above will also generally become fully vested, to the extent then outstanding and not otherwise vested, in connection with such a termination of employment.

Mr. Wienkoop joined us as President and Chief Operating Officer on August 15, 2005. We entered into an employment agreement with Mr. Wienkoop pursuant to which he receives an annual base salary of $370,000 and has a current annual target bonus opportunity of 70% of base salary, which may exceed the target amount as determined by the Compensation Committee of the Board. He also received a grant of 275,000 share options, with an exercise price of $14.30 per share that vest annually in four equal installments beginning August 15, 2006. Mr. Wienkoop was also granted a 40,000 share one-for-one performance stock unit award. The award vests and is payable in shares if either (1) our share price closes at $20.00 or more each trading day over a period of at least 30 consecutive trading days while listed on the NYSE or NASDAQ or (2) the Company is sold at a per share price of $20.00 or more. Our employment agreement with Mr. Wienkoop further provides that if during the first year of Mr. Wienkoop’s employment with us we terminate his employment for other than (i) cause or (ii) upon a change-in-control (each as defined in his employment agreement), he is entitled to a severance payment equal to 100% of his then current salary. In addition, pursuant to the terms of this agreement we paid approximately $181,000 in expenses associated with the real estate fees and closing costs for the sale of his home in Saratoga, California, plus approximately $30,000 in relocation fees.

Mr. Laskey joined us as Senior Vice President and Chief Financial Officer on October 18, 2004. He currently receives a base salary of $310,000 and has an annual target bonus opportunity of 60% of his base salary, which may exceed the target amount as determined by the Compensation Committee of the Board. Mr. Laskey also exercised his right to purchase 25,000 shares of restricted stock under a restricted stock agreement with us at $7.00 per share, received a grant of 39,000 restricted stock units which vest annually in four equal installments beginning on October 18, 2005, and received a grant of 150,000 options at an exercise price of $11.40 per share that vest in four equal annual installments beginning on October 18, 2005. Mr. Laskey was also granted a 50,000 share option on October 18, 2005, at an exercise price of $14.30 per share, that vests in four equal annual installments beginning October 18, 2006. Mr. Laskey was also granted a 30,000 share one-for-one performance stock unit award that vests and is payable in shares if either (1) our share price closes at $17.00 or more each trading day over a period of at least 30 consecutive trading days while listed on the NYSE or NASDAQ or (2) we are sold at a per share price of $17.00 or more.

Mr. Mongelluzzo joined us as Senior Vice President, General Counsel and Secretary on March 7, 2005. He currently receives a base salary of $300,000 and has an annual target bonus opportunity of 60% of his base salary, which may exceed the target amount as determined by the Compensation Committee of the Board. He also received a signing bonus of $25,000, a grant of 150,000 options at an exercise price of $11.56 per share that vest in four equal annual installments. In addition, on March 7, 2006 Mr. Mongelluzzo received a grant for an additional 50,000 options at an exercise price of $19.15 per share that vest in four equal annual installments. Mr. Mongelluzzo was also granted a 30,000 share one-for-one performance stock unit award. The award vests and is payable in shares if either (1) our share price closes at $17.00 or more each trading day over a period of at least 30 consecutive trading days while listed on the NYSE or NASDAQ or (2) we are sold at a per share price of $17.00 or more.

The Company has entered into severance compensation agreements with each of Messrs. Wienkoop, Laskey and Mongelluzzo that provide that if his employment is terminated by us for other than Cause (as defined) or by the executive for other than Good Reason (as defined), or retirement, death or disability (so defined) of the executive within two years following a change in control of the Company (as defined below) he is entitled to receive (i) his full base salary through the date of termination plus credit for any unused vacation; (ii) a pro rata share of his annual bonus award for the year of termination; (iii) 2 1/2 times the sum of his annualized base salary plus annual bonus; and (iv) a “gross-up payment” for any excise tax imposed by Section 4999 of the Internal Revenue Code and any taxes on such gross-up payment. In addition, all the stock options of the terminated executive would immediately vest and become exercisable and the Company would continue his medical and dental benefits until the earlier of 2 1/2 years after the date of termination or commencement of full-time employment by the terminated executive. The severance agreements are automatically renewed annually unless written notice of termination is given by a party 60 days prior to December 31 of each year. In addition, the severance compensation agreements will continue in effect for two years following any change in control (defined below).

A “change in control” is deemed to occur under the severance compensation agreements if: (i) there is consummated any consolidation or merger of the Company and, as a result of such consolidation or merger (x) less than 50% of the outstanding common shares and 50% of the voting shares of the surviving or resulting corporation are owned, immediately after such consolidation or merger, by the owners of the Company’s common shares immediately prior to such consolidation or merger, or (y) any person becomes the beneficial owner of 20% or more of the surviving or resulting corporation’s outstanding common shares; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company shall be consummated; or (iii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) any person becomes the beneficial owner of 20% or more of the Company’s outstanding common shares; or (v) during any period of two consecutive years, individuals who, at the beginning of such period constitute the entire Board, shall cease for any reason to constitute a majority of the Board unless the election or the nomination for election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

The Company is a party to an agreement with Amir Mobayen that sets his current base salary at $250,000. Mr. Mobayen participates in the special quarterly bonus plan as well as the annual bonus plan with a target bonus of 50% of his base salary which may exceed the target amount as determined by the Compensation Committee of the Board. Mr. Mobayen also receives a housing allowance of approximately $7,500 per month as well as a Company car. Because Mr. Mobayen is on an expatriate assignment, we provide him a tax equalization benefit that limits his tax burden resulting from this assignment. Finally, this agreement provides Mr. Mobayen a severance benefit that includes a minimum six month advance notice in the event we wish to terminate his employment, and a lump sum payment equal to 50% of total remuneration earned in the prior calendar year. This lump sum payment is increased to 100% once he has been employed by us for 10 years (his original date of employment was October 1, 2001).

The Company is a party to an agreement with Christopher St. John that sets his current base salary at 260,000 Euros. Mr. St. John participates in an incentive bonus plan. Mr. St. John is currently eligible for a target bonus of 50% of his base salary which may exceed the target amount as determined by the Compensation Committee of the Board. He is also eligible to participate in a pension plan, has the right to receive a Company car (which he currently does not utilize), and other standard benefits. Mr. St. John is currently situated in Japan at our request, and therefore we are providing him certain expatriate benefits including a housing allowance of approximately $7,500 per month and a monthly cost of living allowance of 4,486.89 Euros (approximately $5,300). Finally, this agreement provides Mr. St. John a severance benefit that includes a minimum six month advance notice in the event we wish to terminate his employment and a lump sum payment equal to 100% of total remuneration earned in the prior calendar year.

The Company is also a party to severance agreements with each of Messrs. Mobayen and St. John. These severance agreements provide that if his employment is terminated by us for other than Cause (as defined) or by his for other than Good Reason (as defined) or his retirement, death or disability (as defined) within two years following a change in control of the Company (which term has the same meaning as set forth in the description of severance compensation agreements above) he is entitled to receive (i) his full base salary through the date of termination plus credit for any unused vacation; (ii) a pro rata share of his annual bonus award for the year of termination; and (iii) 2.0 times the sum of his annualized base salary plus annual bonus. In addition, all stock options held by him would immediately vest and become exercisable and we would continue his medical and dental benefits until the earlier of two years after the date of termination and commencement of full-time employment by him. The severance agreements are automatically renewed annually unless written notice of termination by a party is given 60 days prior to December 31. In addition, the agreements will continue in effect for two years following a change in control.

As of July 1, 2006, the Company is also a party to severance agreements with 25 other management employees. Two of these 25 employees have entered into agreements that are identical to the Mobayen and St. John severance agreements, and the other 23 have entered into agreements with the Company that are identical to the Mobayen and St. John agreements, except that the multiplier to be used to determine the severance benefit is 1.0 times the sum of annualized base salary plus annual bonus in contrast to the 2.0 times the sum of annualized base salary plus annual bonus for Mr. Mobayen, Mr. St. John and the other two management employees.

On February 10, 2005, the Company entered into an employment separation and general release agreement with Frank Perna, Jr., former Chairman and CEO. Pursuant to that agreement, we paid to Mr. Perna a severance payment of $8,000, paid his costs and expenses associated with the negotiation of his separation from the Company and agreed to continue his medical coverage for 30 months at our cost. In addition, Mr. Perna was given up to three years to exercise his vested stock options to the extent those options were not terminated as described in the following sentence. In return, Mr. Perna released any claims that he may have had against us and our affiliates and 425,000 of his otherwise vested stock options were terminated.

The Company also entered into a consulting agreement, dated as of February 10, 2005, with Mr. Perna. This consulting agreement had a maximum two-year term and generally provided that Mr. Perna would be available during the term to provide transition or other services that we may reasonably request. The Company agreed to pay Mr. Perna a consulting fee of $14,000 for each month of his service to us during the term of the consulting agreement, with a minimum aggregate payment of $196,000. Minimal services were provided by Mr. Perna, and we terminated the consulting agreement effective March 24, 2006.

Performance Graph

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

AMONG MSC.SOFTWARE CORPORATION,

NASDAQ MARKET INDEX AND

HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED ON JANUARY 1, 2001

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DECEMBER 31, 2005

Company/Index/ Market	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
MSC.Software Corporation	100.00	198.76	98.34	120.38	133.38	216.56

Hemscott Group Index Technical/System Software	100.00	72.71	52.33	82.02	99.51	109.52

NASDAQ Market Index	100.00	79.71	55.60	83.60	90.63	92.62

PROPOSAL TWO

APPROVAL OF

MSC.SOFTWARE CORPORATION 2006 PERFORMANCE INCENTIVE PLAN

Overview

At the annual meeting, stockholders will be asked to approve the MSC.Software Corporation 2006 Performance Incentive Plan (the “2006 Plan”), which was adopted, subject to stockholder approval, by the Board on July 28, 2006.

Approval of the 2006 Plan will enable the Company to achieve the following objectives:

•	Allow the Company to continue to use equity compensation to attract, retain and motivate its employees and non-employee directors. Under the 2006 Plan, the Company will have the authority to grant stock options and stock appreciation rights and to make restricted stock, restricted stock units and other stock-based awards available to employees and non-employee directors of the Company and its subsidiaries as well as certain consultants and advisors to the Company and its subsidiaries. As discussed below, the Company’s existing stock equity plans do not have sufficient shares available for new grants to maintain adequate long-term stock-based incentive plans over the next four to five years. A new plan is needed to provide appropriate long-term incentives to the Company’s employees.

•	Give the Company the ability to maintain a market competitive incentive program that offers a wide range of equity awards, including options, stock appreciation rights and performance-based awards payable in the form of restricted stock and performance stock, performance stock units and performance-based cash bonus opportunities. The various types of awards available under the 2006 Plan will give the Company greater flexibility to respond to market-competitive changes in long-term compensation practices. Historically, the Company has utilized stock options priced at full fair market value at the time of grant as its primary form of long-term compensation to its employees and non-employee directors. Further, by making “whole-share” grants (such as restricted stock), the Company believes that it can issue fewer shares while delivering the same value to its employees.

•	Consolidate future equity-based incentive award grants into a single plan. The Company currently maintains four different stock-based incentive plans: the 1991 Stock Option Plan (the “1991 Plan”), the 1998 Plan, and the 2001 Plan and the 2000 Executive Cash or Stock Bonus Plan (the “Executive Bonus Plan”) (the 1991 Plan, the 1998 Plan and the 2001 Plan are referred to collectively in this proposal as the “Existing Stock Plans”). In addition, in conjunction with the acquisition of Advanced Enterprise Solutions, Inc. (“AES”) (which was approved by stockholders of the Company), the Company assumed outstanding options to acquire AES common stock which were converted into fully vested Company options (the “AES Plan”). No new awards will be granted under the Existing Stock Plans or under the Executive Bonus Plan or the AES Plan if the 2006 Plan is approved by stockholders, and all shares remaining available for new award grants under the Existing Stock Plans, will become available for award grants under the 2006 Plan. The Company believes that having a single plan will provide simplification in accounting for equity-awards granted by the Company. The Company also maintains an Employee Stock Purchase Plan, which will continue in effect regardless of whether stockholders approve the 2006 Plan.

•	Enhance the Company’s corporate governance practices. The 2006 Plan contains a number of provisions that the Board believes are consistent with the interests of stockholders and sound corporate governance practices. These include:

•	a requirement that options have an exercise price equal to or greater than the fair market value of the Company’s shares on the date the options are granted (otherwise, any “discounted” stock option grants must be separately accounted for as “full-value awards” subject to separate limitations under the 2006 Plan);

•	a prohibition on the repricing of options without the approval of the Company’s stockholders; and

•	authorization of a fixed maximum number of shares for issuance under the 2006 Plan and requiring stockholder approval of any additional authorization of shares.

Current Stock Equity Plans and Shares to be Available under the 2006 Plan

As of July 1, 2006, a total of 688,966 shares were subject to outstanding awards granted under the 1991 Plan, and no shares were available for new award grants under the 1991 Plan; a total of 2,344,982 shares were subject to outstanding awards granted under the 1998 Plan, and an additional 453,245 shares were available for new award grants under the 1998 Plan; and a total of 1,930,699 shares were subject to outstanding awards granted under the 2001 Plan, and an additional 696,351 shares were available for new award grants under the 2001 Plan. In addition, there are 63,748 shares subject to outstanding awards granted under the AES Plan. The Company’s authority to grant new awards under the 1991 Plan and the AES Plan has terminated. An additional 1,529,250 shares were subject to outstanding awards not granted under any of the plans. Of the 6,557,645 shares subject to outstanding awards as of July 1, 2006, a total of 5,918,395 shares were subject to outstanding options with a weighted-average price of $11.10 and a weighted-average remaining term of 5.2 years.

The Board approved the 2006 Plan based, in part, on a belief that the number of shares currently available under the Existing Stock Plans and the Executive Bonus Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives over the next four to five years. If stockholders approve the 2006 Plan, no new awards will be granted under the 1998 Plan or the 2001 Plan or the Executive Bonus Plan. In that case, the number of shares that remain available for award grants under the 1998 Plan and the 2001 Plan immediately prior to the annual meeting will become available for award grants under the 2006 Plan. An additional 6,600,000 shares of the Company’s common stock will also be made available for award grants under the 2006 Plan, so that if stockholders approve the 2006 Plan, a maximum of 7,749,596 shares will initially be available for award grants under that plan. In addition, if stockholders approve the 2006 Plan, any shares of common stock subject to stock option grants under the Existing Stock Plans that expire, are cancelled, or otherwise terminate after the annual meeting will also be available for award grant purposes under the 2006 Plan.

If stockholders do not approve the 2006 Plan, the Company will continue to have the authority to grant awards under the 1998 Plan, the 2001 Plan and the Executive Bonus Plan. If stockholders approve the 2006 Plan, the termination of the Company’s grant authority under the 1998 Plan, the 2001 Plan and the Executive Bonus Plan will not affect awards then outstanding under those plans. The Company’s Employee Stock Purchase Plan will continue in effect regardless of whether stockholders approve the 2006 Plan.

Summary Description of the 2006 Plan

The principal terms of the 2006 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2006 Plan, which appears as Exhibit A to this Proxy Statement.

Purpose. The purpose of the 2006 Plan is to promote the success of the Company and the interests of its stockholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and stockholders.

Administration. The Board or one or more committees appointed by the Board will administer the 2006 Plan. The Board has delegated general administrative authority for the 2006 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2006 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2006 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to other provisions of the 2006 Plan;

•	subject to the other provisions of the 2006 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	to allow the purchase price of an award or shares to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2006 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility. Persons eligible to receive awards under the 2006 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, there are approximately 1,325 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and six non-employee directors eligible under the 2006 Plan.

Authorized Shares; Limits on Awards. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2006 Plan equals the sum of: (1) 6,600,000 shares, plus (2) the number of shares available for additional award grant purposes under the Existing Stock Plans as of the date of the annual meeting and determined immediately prior to the termination of the authority to grant new awards under those plans as of the date of the special meeting, plus (3) the number of any shares subject to stock options granted under the Existing Stock Plans and outstanding as of the date of the annual meeting which expire, or for any reason are cancelled or terminated, after the date of the annual meeting without being exercised. As of July 1, 2006, approximately 1,149,596 shares were available for additional award grant purposes under the Existing Stock Plans, and approximately 4,964,647 shares were subject to awards then outstanding under the Existing Stock Plans. As noted above, no additional awards will be granted under the Existing Stock Plans if stockholders approve the 2006 Plan.

The following other limits are also contained in the 2006 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 6,600,000 shares.

•	The maximum number of shares subject to options and stock appreciation rights that may be granted during any calendar year to any individual under the plan is 1,000,000 shares.

•	The maximum number of shares subject to all awards that may be granted during any calendar year to any individual under the plan is 1,000,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

•	The maximum number of shares that may be delivered pursuant to awards granted under the plan, other than in the circumstances described in the next sentence, is 3,300,000 shares. This limit on so-called “full-value awards” does not apply, however, to the following: (1) shares delivered in respect of compensation earned but deferred, and (2) shares delivered pursuant to option or stock appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of the Company’s common stock at the time of grant of the award.

•	The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors under the plan is 250,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

•	“Performance-Based Awards” under Section 5.2 of the 2006 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year may not provide for payment of more than $5,000,000.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2006 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2006 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2006 Plan will again be available for subsequent awards under the 2006 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2006 Plan, as well as any shares exchanged by a participant or withheld by the Company or any of its subsidiaries to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2006 Plan. In addition, the 2006 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2006 Plan.

Types of Awards. The 2006 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company shares or units of Company shares, as well as cash bonus awards pursuant to Section 5.2 of the 2006 Plan. The 2006 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a Company share on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2006 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2006 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a Company share on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a Company share on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a Company share on the date of grant in the case of (1) awards granted retroactively in tandem with or as a substitution for another award, or (2) if the option or stock appreciation right will be counted against the plan’s limit on full-value awards (that is, the limit on the number of shares that can be issued under the 2006 Plan in respect of awards other than options and stock appreciation rights).

The other types of awards that may be granted under the 2006 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2006 Plan as described below.

Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2006 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings or book value per share; cash flow; stock price or total stockholder return; total sales or revenues or sales or revenues per employee; revenue growth; operating income (before or after taxes); operating efficiencies; net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity, assets, capital, capital employed or investment; production (separate work units or SWU’s); dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2006 Plan, if any person acquires more than 30% of the outstanding shares or combined voting power of the Company, if certain changes in a majority of the Board occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2006 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2006 Plan, awards under the 2006 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and, with limited exceptions set forth in the 2006 Plan, are not made for value.

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2006 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the Existing Stock Plans if stockholders approve the 2006 Plan, the 2006 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2006 Plan. The Board may amend or terminate the 2006 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the 2006 Plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2006 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board, the authority to grant new awards under the 2006 Plan will terminate on March 26, 2016. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), subject to any required consent of the award holder.

Federal Income Tax Consequences of Awards Under the 2006 Plan

The U.S. federal income tax consequences of the 2006 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2006 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2006 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.

Effect of Section 409A of the U.S. Internal Revenue Code

In 2004, the U.S. Internal Revenue Code was amended to add Section 409A, which creates new rules for amounts deferred under “nonqualified deferred compensation plans.” Section 409A includes a broad definition of nonqualified deferred compensation plan which may include various types of awards granted under the Plan. The proceeds of any grant that is subject to Section 409A of the U.S. Internal Revenue Code are subject to a 20 percent excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events defined in Section 409A. The Internal Revenue Service has not finalized regulations describing the effect of Section 409A on the types of awards that may be granted under the Plan. Consequently, the Administrator intends to administer the Plan to avoid or minimize the effect of Section 409A of the U.S. Internal Revenue Code and, if necessary, the Board will amend the Plan (and any award) to comply with Section 409A before December 31, 2006 (or a later date specified by the IRS).

Specific Benefits Under the 2006 Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2006 Plan. The Company is not currently considering any specific award grants under the 2006 Plan.

The closing market price for a share of the Company’s common stock as of July 1, 2006 was $17.90 per share.

Equity Compensation Plan Information

The Company currently maintains three equity compensation plans: the 1991 Plan, the 1998 Plan and the 2001 Plan. In addition, as of July 1, 2006, 63,748 shares were subject to awards then outstanding under the AES Plan. Each of these plans and the conversion of the options under the AES Plan has been approved by the Company’s stockholders. Stockholders are also being asked to approve a new equity compensation plan, the 2006 Plan, as described above. In 2005, the Company granted stock options and other equity-based awards to members of senior management which were not granted under a stockholder-approved plan.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2005.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights [1]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	5,380,819	$10.66	1,254,194
Equity compensation plans not approved by security holders
Restricted Stock Units	229,250[2]	N/A	—
Performance Stock Unit Awards	385,000[3]	N/A	—
Out-of-Plan Option Grants/Warrants	890,000[4]	$11.62	—

Total	6,885,069	$10.80	1,254,194

[1]	The weighted average exercise prices set forth in this column do not include restricted stock units and performance stock units which, by their terms, do not have exercise prices. The average vesting price for performance stock units is $17.13.
[2]	Comprised of 229,250 restricted stock units granted to Messrs. Weyand and Laskey. Mr. Weyand was granted 200,000 restricted stock units on March 1, 2005, which vests as to 50% of the total number of stock units on each of March 1, 2006 and March 1, 2007. Once vested, Mr. Weyand’s restricted stock units will be settled in an equivalent number of shares on the earlier of (i) March 1, 2007, (ii) six months following the termination of Mr. Weyand’s employment, (iii) a change in control of the Company, or (iv) a transaction by which the Company goes private such that the shares are no longer readily tradable on an established securities market. As of December 31, 2005, none of Mr. Weyand’s restricted stock units had vested. Mr. Laskey was granted 39,000 restricted stock units on March 8, 2005, which vest in equal installments on each of October 18, 2005, 2006, 2007 and 2008. As of December 31, 2005, 9,750 of Mr. Laskey’s restricted stock units had vested, and 29,250 units remained unvested. Once vested, Mr. Laskey’s restricted stock units will be settled in equivalent number of shares as soon as practicable after the vesting date.
[3]	Comprised of 385,000 performance stock unit awards granted to 23 upper management employees, including Messrs. Weyand, Wienkoop, Laskey, Mongelluzzo, Mobayen and St. John. Performance stock unit awards vest if, within a two year period following the date the award is granted, our share price closes at a specified price (the “Exercise Price”) over a period of at least 30 consecutive trading days while listed on the NYSE or NASDAQ or the Company is sold at or above the Exercise Price (395,000 performance stock unit awards were originally granted to 24 upper management employees; one grant of 10,000 awards was forfeited following termination of employment by an employee). Upon vesting, the award will be settled in an equivalent number of shares of the Company. Mr. Weyand was granted 100,000 performance stock units on February 10, 2005, with an Exercise Price of $15.00; Mr. Mongelluzzo was granted 30,000 performance stock units on March 9, 2005, with an Exercise Price of $17.00; Mr. Laskey was granted 30,000 performance stock units on May 25, 2005, with an Exercise Price of $17.00; Mr. Wienkoop was granted 40,000 performance stock units on August 15, 2005, with an Exercise Price of $20.00; Mr. Mobayen was granted 25,000 performance stock units on May 25, 2005 with an Exercise Price of $17.00; and Mr. St. John was granted 25,000 performance stock units on May 25, 2005 with an Exercise Price of $17.00. The Company may, but is not obligated to, withhold a certain amount of shares to cover any taxes due on vesting.
[4]

Includes 875,000 options that were issued under plans not approved by stockholders (“out-of-plan options”). On February 10, 2005, Mr. Weyand was granted 450,000 out of plan options at an exercise price of $9.89 per share, which vest in two equal annual installments on February 10, 2006 and February 10, 2007. On

March 9, 2005, Mr. Mongelluzzo was granted 150,000 out of plan options at an exercise price of $11.56 per share, which vest in four equal annual installments beginning March 9, 2006. On August 15, 2005, Mr. Wienkoop was granted 275,000 out of plan options at an exercise price of $14.30 per share, which vest in four equal annual installments beginning August 15, 2006. All of these options expire on the tenth anniversary of the grant date. Also includes 15,000 warrants issued to the former president of Mechanical Dynamics, Inc. (acquired by the Company in 2002) in exchange for consulting services.

Recommendation of the Board and Vote Required for Approval of the 2006 Plan

The Board believes that the adoption of the 2006 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to the Company’s success.

All members of the Board are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the 2006 Plan.

To approve the 2006 Plan, a majority of the shares present at the annual meeting either in person or by proxy, and entitled to vote, must be voted in favor of the 2006 Plan. Abstentions have the same effect as a vote against the approval of the 2006 Plan. Broker non-votes are not considered to be present or entitled to vote on the 2006 Plan.

The Board recommends that you vote “FOR” approval of the 2006 Plan as described above and as set forth in Exhibit A hereto.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for the fiscal year ending December 31, 2006. As is discussed more thoroughly below under the heading “Disagreements with and Dismissal of KPMG LLP”, Deloitte & Touche LLP was engaged on May 18, 2005 upon the dismissal of KPMG LLP. Deloitte & Touche LLP audited the Company’s financial statements for the years ended December 31, 2004 and 2005. KPMG LLP served as the Company’s auditor for the year ended December 31, 2003.

Representatives of Deloitte & Touche LLP are expected to attend the meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although we are not required by our governing documents or applicable law to seek stockholder ratification of the Audit Committee’s selection of Deloitte & Touche LLP, the Board and the Audit Committee believe it is desirable to do so. If the selection of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Your Board and the Audit Committee recommend that you vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006.

Engagement of Deloitte & Touche LLP

On May 18, 2005, the Audit Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm. During the fiscal years ended December 31, 2003 and 2004, and the subsequent period through May 18, 2005, the Company had not requested or obtained any advice from Deloitte regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any matter that was a subject to the dismissal of KPMG LLP as discussed below.

Change in Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors dismissed KPMG LLP as its independent registered public accounting firm on April 24, 2005 and the Company filed a Form 8-K on April 28, 2005 regarding the dismissal. The text of the Form 8-K follows:

Changes in Registrant’s Certifying Accountant.

On April 24, 2005, the Audit Committee of the Board of Directors of MSC.Software Corporation (the “Company”) dismissed KPMG LLP as its independent public accountants.

As previously reported, the Company will restate its financial statements for the periods subsequent to December 31, 2000 and, accordingly, the Company’s previously published financial statements should not be relied upon. KPMG LLP did not deliver an opinion with respect to the Company’s financial statements for either the year ended December 31, 2003 or the year ended December 31, 2004.

During the work in connection with the audit of the Company’s financial statements for the year ended December 31, 2003, KPMG LLP questioned the accounting in 2002 for stock options held by the former Managing Director of MSC Japan, Mars Tateishi. The Company and Mr. Tateishi entered into a Resignation Agreement, dated January 17, 2002, pursuant to which, among other things, Mr. Tateishi voluntarily resigned from the Company and the Company agreed to pay Mr. Tateishi a severance benefit, equal to nine months salary payable in monthly installments, and to extend the exercise period for his previously vested stock options for nine months. KPMG LLP questioned whether the Resignation Agreement constituted an amendment or modification of the terms of Mr. Tateishi’s stock options which required that a charge against earnings be taken. The Company and KPMG LLP ultimately concluded that a charge against earnings should have been taken with respect to these stock options in the first quarter of 2002 and, therefore, the Company’s financial statements for the year ended December 31, 2002 should be restated.

As previously reported, the Audit Committee of the Board of Directors of the Company conducted an independent review of certain matters. The key conclusions from the report of the independent review by the Audit Committee and its legal counsel are summarized below.

The independent review found evidence that information was withheld from, and inaccurate or misleading information was provided to, KPMG LLP in connection with the accounting treatment of stock options as described above and revenue recognition with respect to software contracts in Korea.

The independent review found instances where backdated documents were obtained or sought, either to accelerate revenue or to provide audit documentation to the Company’s independent auditors. Although the independent review did not review all transactions, the independent review did not observe any significant pattern or practice of intentional backdating of documents by Company employees or any evidence of a systematic attempt by the Company’s management to alter or manage revenues.

The independent review raised concerns regarding the timing of the recognition of revenues, the completeness of the documentation required to recognize revenue, the implementation of appropriate cut-off procedures at the end of accounting periods and other failures to comply with generally accepted accounting principles. These concerns, as well as revenue recognition in general, will be addressed as part of the Company’s previously announced restatement of the Company’s financial statements for all periods subsequent to December 31, 2000.

The Company also intends to make certain non-revenue adjustments as part of the restatement process. These proposed adjustments relate to the following items:

•	an increase in selling, general and administrative expense and additional paid-in capital in 2002 relating to a compensation charge as a result of the modification of stock options of two departing employees;

•	revenue recognized in the fourth quarter of 2002 that should have been deferred as a result of the Company’s settlement with the FTC in November of 2002;

•	an increase to retained earnings as of January 1, 2001 resulting from the reversal of a valuation reserve for capitalized software;

•	decreases in the income tax provisions in 2001, 2002 and 2003 related to the tax effects of the adjustments described above and the accounting for a deferred tax liability in connection with an acquisition;

•	recognizing an accrual for certain foreign defined benefit plans in the applicable years rather than in 2003;

•	a decrease in goodwill in 2001 and a decrease in related impairment charges in 2002, in each case relating to the acquisition of Advanced Enterprise Solutions, Inc.;

•	an adjustment to loss on disposal of discontinued operations relating to the revised estimate of cash flows for the Southfield office lease in the fourth quarter of 2003;

•	reclassification of goodwill amounts related to the acquisition of MSC-Australia; this acquisition took place in 2000 and the adjustments will impact 2001 and 2002;

•	write-off of the Korean unearned/unbilled income account from the 2001 balance sheet; and

•	an adjustment to the accounting for a key man life insurance policy to record the cash surrender value in 2001 and related adjustments in 2002.

The exact impact of these proposed adjustments will be determined as part of the Company’s restatement process.

The independent review raised additional questions regarding the accounting treatment for the Company’s acquisition of Advanced Enterprise Solutions, Inc. in July 2001. This issue is being reviewed by the Company and any changes required to that accounting will be part of the Company’s restatement process.

Finally, the independent review observed certain internal control weaknesses that contributed to the revenue and non-revenue concerns identified during the independent review. The internal control weaknesses observed were (1) weak oversight in the overall control environment; (2) an organizational structure that compromised the regional finance function’s independence in evaluating judgments and estimates to achieve accurate financial reporting; (3) ambiguous and inconsistent internal accounting policies and procedure; (4) inadequate monitoring and Oracle system controls in the revenue data entry process; (5) insufficient documentation of assumptions and judgments to support historical accounting; and (6) insufficient skills and/or training to ensure that the Company’s internal accounting policies and procedures would generate financial reporting in accordance with GAAP.

These matters were discussed with the Audit Committee of the Board of Directors of the Company and the Company has authorized KPMG LLP to respond fully to any inquiries by the Company’s successor independent public accountants, when appointed, regarding these matters.

Subject to the foregoing, since January 1, 2003, to the knowledge of the management of the Company, none of the “reportable events” identified in Item 304 (a) (1) (v) (A) through (D) of Regulation S-K has occurred.

The Company provided KPMG LLP with a copy of the disclosure it is making in this Item 4.01. The Company has requested that KPMG LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree.

As stated above, the Company provided a copy of the disclosure to KPMG for comment. KPMG responded on May 11, 2005 as follows:

Ladies and Gentlemen:

We were previously engaged as principal accountants for MSC.Software Corporation (the “Registrant” or the “Company”) and, under the date of February 14, 2003, we reported on the consolidated financial statements of the Company as of December 31, 2002 and 2001, and for the years ended December 31, 2002 and 2001. However, as was first reported by the Company in a press release dated March 30, 2004, and as disclosed in the Company’s Form 8-K dated April 28, 2005, the Company will restate its financial statements for the periods subsequent to December 31, 2000 and, accordingly, the Company’s previously published financial statements should not be relied upon. On April 24, 2005, our appointment as principal accountants was terminated. We have read the Registrant’s statements included under Item 4.01 of its Form 8-K dated April 28, 2005, and we agree with such statements, except that we either are not in a position to agree or disagree with certain statements, or we believe such statements are incomplete, as set forth below:

The description of the Mars Tateishi matter in the third paragraph and the description of the conduct and conclusion of the Audit Committee review in the fourth paragraph are incomplete. We were in the process of performing our audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2003, when we discovered information that led us to believe that the Company’s consolidated financial statements as of and for the year ended December 31, 2002, may have been materially misstated as it relates to the stock option matter noted in the third paragraph. In the course of performing additional audit procedures relating to this matter, on March 23, 2004, we discovered information that caused us to question whether certain information had been withheld from us, and therefore whether a possible illegal act had occurred. Based upon this information, on March 25, 2004, we recommended to the Audit Committee that it should have an independent investigation conducted of the matters raised. The Audit Committee engaged outside legal counsel, Dewey Ballantine LLP (Dewey) to investigate the matters raised. Management of the Company also engaged outside legal counsel Munger, Tolles and Olson (Munger), to participate in the conduct of the investigation. From at least March 30, 2004 to April 20, 2004, we expressed repeated concerns to the Audit Committee about the involvement of Munger in the investigation because their involvement and the scope of their services provided to the Company impaired the appearance of independence. It is our understanding that Munger’s participation in the investigation ceased in or about May 2004.

In May 2004, the Audit Committee informed us that it was satisfied with the results of the investigation. However, because of our concerns regarding the use of a co-counsel noted above, as well as other matters we had identified during our review of certain electronic documents and other information shared with us in connection with the investigation, we then recommended to the Audit Committee that it continue and expand the investigation, including the retention of professionals with forensic accounting experience. Subsequently, the Audit Committee engaged Navigant Consulting, Inc. (Navigant) to participate in the continuing investigation.

The description of the independent review contained in the fifth and sixth paragraphs is incomplete. On February 16, 2005, the Company publicly announced that the independent review directed by its Audit Committee was complete and the report to the Audit Committee from Dewey had been presented to the Board of Directors. The Company also publicly announced that the concerns raised in the independent review regarding the timing of the recognition of revenues, the completeness of the documentation required to recognize revenue, the implementation of appropriate cut-off procedures at the end of accounting periods and other failures to comply with generally accepted accounting principles (GAAP) would be addressed as part of the Company’s previously announced restatement of its financial statements for all periods subsequent to December 31, 2000. The Company also publicly disclosed that it intended to make certain non-revenue adjustments as part of the restatement process.

The Company provided us with the results of the investigation on or about February 16, 2005. It is our understanding that, as of February 16, 2005, the independent review had not addressed what remediation efforts were necessary based on the results of the investigation, nor had it proposed the resolution for instances of unresolved accounting issues, including those stated above. Additionally, as of the date of our dismissal, we had not been provided the details of all significant planned remedial actions to be implemented. From February 16, 2005, until our dismissal, we were in the process of evaluating those results. On several occasions after February 16, 2005, we recommended that the Audit Committee continue using Navigant to assist in resolving the pending accounting matters, including differing views between the Company’s financial management and Navigant regarding accounting for the 2001 acquisition of Advanced Enterprise Solutions, Inc. (AES), discussed below. Also, on several occasions, most recently on April 22, 2005, we informed the Audit Committee, management and/or the investigators that there were other matters relating to the investigation that we believed needed to be resolved before the completion of the audit work for 2003 and earlier years.

The description in the fifth paragraph of information that was withheld from us, and inaccurate or misleading information that was provided to us, is incomplete. We are aware of other incidents identified during the investigation where inaccurate or misleading information was provided to us. These incidents included, among others, issues relating to the accounting for severance, key man life insurance and revenue recognition.

We are not in a position to agree or disagree with the statements in the sixth paragraph that the independent review did not observe any significant pattern or practice of intentional backdating of documents by Company employees or any evidence of a systematic attempt by the Company’s management to alter or manage revenues.

We are not in a position to agree or disagree with the statement in the seventh paragraph that the concerns raised regarding the timing of the recognition of revenues, the completeness of the documentation required to recognize revenue, the implementation of appropriate cut-off procedures at the end of accounting periods and other failures to comply with GAAP, as well as revenue recognition in general, will be addressed as part of the Company’s previously announced restatement of its financial statements for all periods subsequent to December 31, 2000.

We are not in a position to agree or disagree with the statements in the eighth and ninth paragraphs that the Company intends to make certain non-revenue adjustments as part of the restatement process and that the exact impact of the proposed adjustments identified by the Company will be determined as part of the Company’s restatement process. We are also not in a position to agree or disagree that the items listed in the eighth paragraph represent a complete listing of the proposed non-revenue adjustments to be addressed as part of the restatement process, nor whether the impact of these adjustments is correctly represented.

The description in the tenth paragraph of the accounting issue relating to the acquisition of AES is incomplete. We had understood that Navigant and financial management of the Company had differing views on the proper accounting for the transaction. We are not in a position to agree or disagree with the statement that the accounting treatment for the acquisition of AES is being reviewed by the Company and any changes required will be part of the Company’s restatement process.

The statements regarding internal control weaknesses in the eleventh paragraph are incomplete. In March 2004, we had communicated to management and the Audit Committee instances we noted during our audit test work in which the Company’s internal controls and/or financial management failed to identify and address transactions or issues that could have material financial statement implications that we considered to be material weaknesses. The specific instances we noted included revenue recognition, pension obligations, stock option modifications and self-insurance obligations. The Company’s internal controls and/or financial management did not assure that these transactions were recorded in accordance with GAAP. The Company’s internal controls were not operating effectively to ensure that (i) the relevant accounting principles for the transactions were researched to determine the requirements of GAAP, (ii) the conclusions reached were documented in writing and communicated to the members of the accounting department responsible for recording the transactions, and (iii) management performed an initial and ongoing review of the transactions to ensure compliance with the conclusions reached for the transactions.

With respect to the statements in paragraphs twelve and thirteen, we are not in a position to agree or disagree whether the referenced matters were discussed with the Audit Committee of the Board of Directors. We are unclear whether the thirteenth paragraph is or is not disclosing the existence of reportable events. However, we believe the events disclosed in the Company’s Form 8-K dated April 28, 2005, and in this response letter, constitute reportable events under Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

Very truly yours,

/s/ KPMG LLP

The Company has recently restated its financial statements for the year ended December 31, 2002 and reported its consolidated financial statements for the years ended December 31, 2003 and December 31, 2004. The restated financial statement and consolidated financial statements are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on April 17, 2006. KPMG LLP did not deliver an opinion on the financial statements for either the year ended December 31, 2003 or the year ended December 31, 2004.

The Company has authorized KPMG LLP to respond fully to any inquiries by Deloitte & Touche LLP, the Company’s successor independent public accounting firm, regarding these matters.

Report of the Audit Committee

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee reviewed the Company’s audited consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2005 and discussed such statements with management and the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard 1, “Independent Discussions with Audit Committees”), and the Audit Committee has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions noted above, and relying thereon, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and be filed with the U.S. Securities and Exchange Commission.

Respectfully submitted,

Donald Glickman, Chairman

William F. Grun

Ashfaq A. Munshi (member since July 28, 2006)

Fees Paid to Independent Registered Public Accounting Firms

The following table shows the approximate fees billed to us for services performed in 2004 (by KPMG, our former independent registered public accounting firm) and in 2005 (by Deloitte & Touche LLP, our current independent registered public accounting firm):

	2004	2005
Audit Fees	$281,000	$5,778,000
Audit-Related Fees	92,000	1,177,000
Tax Fees	—	76,000
All Other Fees	—	—

Total	$373,000	$7,031,000

Audit Fees. This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years, including the audit of our PSP. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services provided that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category primarily include due diligence, accounting consultations and audits in connection with acquisitions and internal control reviews related to our Sarbanes-Oxley compliance initiatives.

Tax Fees. This category consists of professional services rendered, primarily in connection with our tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees. No other fees were billed by our independent registered public accounting firm during 2004 and 2005.

Pre Approval Policies and Procedures

The Audit Committee, in its sole discretion, pre-approved and reviewed audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. Requests for approval are considered at each regularly scheduled Audit Committee meeting or, if necessary, are approved by the unanimous consent of all members of the Audit Committee. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee has considered and pre-approved all services rendered during 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2003, the Company loaned Mr. St. John 8,500,000 Japanese Yen at a simple interest rate of 8.917% based on the Tokyo Interbank Offered Rate (TIBOR) as of such date. In April 2004, the Company loaned Mr. St. John 6,000,000 Japanese Yen with a simple interest rate of 6%, again based on the TIBOR as of such date. Both loans were made in conjunction with Mr. St. John’s expatriate status. Mr. St. John had to file and pay significant taxes in Japan while waiting for a significant tax refund from the German tax authorities. These loan amounts remained outstanding through December 2005, at which time they were paid off in full, and no subsequent loans have been made.

During part of 2005, Dassault Systemes S.A. (“Dassault”) was deemed a beneficial owner of more than five percent (5%) of the Company’s common stock. On or about April 20, 2001, the Company formed a strategic alliance with Dassault pursuant to which the Company would use Dassault’s Version 5 Architecture to develop our next generation of simulation software. The Company also acted as a strategic distribution channel for the joint Version 5 Analysis and Simulation portfolio. The Company also assumed a note payable to Dassault Systemes of America Corp. (“DSA”) as part of the acquisition of Advanced Enterprise Solutions, Inc., with an outstanding principal of $4,990,000 at December 31, 2001, bearing interest at 3.2%. As of December 31, 2005, there was no balance owing under the note. In 2005, the Company paid Dassault and/or DSA in the aggregate $2,777,364, under our arrangements with Dassault and the note to DSA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our shares as of July 28, 2006 by: (1) each of our directors; (ii) each of our executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent (5%) of our shares. Five percent (5%) or greater shareholder information is based on information received from Schedule 13D/13G filings made within the last twelve months. The information provided is to the Company’s best knowledge and belief. Unless otherwise indicated, the address of each of the beneficial owners listed in this table is: c/o MSC.Software Corporation, 2 MacArthur Place, Santa Ana, California 92707.

Name and Address of Beneficial Owner	Common Stock Ownership [1]	Options Exercisable within 60 Days [2]	Percent of Class [3]
MSD Capital L.P. 645 Fifth Avenue, 21st Floor New York, NY 10022 [4]	3,685,700	—	8.64%
ValueAct Capital Master Fund, L.P. 135 Pacific Avenue, Fourth Floor San Francisco, CA 94133 [5]	3,432,526	—	8.04%
Silver Point Capital, L.P. Two Greenwich Plaza, 1st Floor Greenwich, CT 06830 [6]	3,338,900	—	7.83%
Rockbay Capital Management, L.P. 600 Fifth Avenue, 24th Floor New York, NY 10020 [7]	3,058,800	—	7.17%
Morgan Stanley 1221 Avenue of the Americas New York, NY 10020 [8]	2,587,261	—	6.06%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 904017 [9]	2,254,550	—	5.28%
Donald Glickman [10]	13,000	18,000	*
William F. Grun [11]	13,285	18,000	*
Masood A. Jabbar [12]	—	10,000	*
Ashfaq A. Munshi [13]	—	10,000	*
George N. Riordan [14]	13,101	18,000	*
Mark A. Stevens [15]	—	15,000	*
William J. Weyand [16]	50,000	240,000	*
Glenn R. Wienkoop [17]	—	68,750	*
John J. Laskey [18]	36,066	37,500	*
John A. Mongelluzzo [19]	0	37,500	*
Frank Perna Jr.	16,421	867,975	2.03%
Amir Mobayen [20]	8,795	89,225	*
Christopher St. John [21]	8,321	276,725	*
All current directors and current executive officers as a group (10 persons)**	125,452	472,750	1.39%

*	Holdings represent less than 1% of all shares outstanding.
**	Includes current directors and current executive officers only (William J. Weyand, Glenn R. Wienkoop, John J. Laskey and John A. Mongelluzzo).

[1]	This column lists common stock that, except as provided with respect to certain shares held in trust with the person’s spouse and as otherwise provided under state community property laws, beneficial ownership is direct and the person indicated has sole voting and investment power over the shares of common stock indicated. This column also lists restricted common stock granted to certain executives (as set out individually below).
[2]	The amounts shown in this column include vested stock options and stock options that will vest within 60 days of July 28, 2006. If shares are acquired, the director or executive officer would have sole discretion as to voting and investment.
[3]	All expressions of percent of class held assume that the vested options, if any, of the particular person or group in question, and no others, have been exercised or that such person’s restricted stock units or performance units have been settled in shares of common stock. Percent of class is based on 42,669,279 shares of the Company’s common stock outstanding on July 28, 2006.
[4]	Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by MSD Capital L.P. and MSD Torchlight, L.P. dated November 2, 2005.
[5]	Based upon information set forth in a Form 4 filed under the Securities Exchange Act of 1934 by VA Partners LLC, general partner of ValueAct Capital Master Fund, L.P., dated April 4, 2006 for an event occurring on March 31, 2006.
[6]	Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by Silver Point Capital, L.P. dated November 7, 2005.
[7]	Based upon information set forth in an Amendment No. 2 to a Schedule 13G filed under the Securities Exchange Act of 1934 by Rockbay Capital Management, L.P., Rockbay Capital Advisors, Inc., RCM Advisors, Inc., and others as set out in the amendment as “Reporting Persons” dated February 24, 2006.
[8]	Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by Morgan Stanley dated December 31, 2005.
[9]	Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by Dimensional Fund Advisors, Inc. dated February 6, 2006 for the year ended December 31, 2005.
[10]	Mr. Glickman holds 5,000 share options that are not exercisable within 60 days of July 28, 2006.
[11]	Mr. Grun holds 5,000 share options that are not exercisable within 60 days of July 28, 2006.
[12]	Mr. Jabbar holds 5,000 share options that are not exercisable within 60 days of July 28, 2006.
[13]	Mr. Munshi holds 5,000 share options that are not exercisable within 60 days of July 28, 2006.
[14]	Mr. Riordan holds 5,000 share options that are not exercisable within 60 days of July 28, 2006.
[15]	Mr. Stevens holds 5,000 share options that are not exercisable within 60 days of July 28, 2006.
[16]	The 50,000 shares beneficially owned represent restricted stock purchased by Mr. Weyand under a restricted stock agreement. Mr. Weyand was also granted 200,000 restricted stock units. Although the restricted stock units vest in two installments, half on March 1, 2006 and the remaining half on March 1, 2007, Mr. Weyand will not be issued the 200,000 shares of restricted stock until March 1, 2007 and has no voting rights to any portion of these shares at this time. On February 10, 2005 Mr. Weyand was granted a 450,000 share option which vests in two equal annual installments on February 10, 2006 (as noted in chart) and February 10, 2007. For additional information regarding Mr. Weyand’s equity compensation arrangement, see the discussion under the heading, “Employment and Severance Agreements”.
[17]	On August 15, 2005 Mr. Wienkoop was granted a 275,000 share option that vests annually in four equal installments beginning August 15, 2006 (as noted in chart). For additional information regarding Mr. Wienkoop’s equity compensation arrangement, see the discussion under the heading, “Employment and Severance Agreements”.
[18]

Of the 36,066 shares beneficially owned, 25,000 shares represent restricted stock purchased by Mr. Laskey under a restricted stock agreement; 9,750 shares represent the first vested shares of a 39,000 share restricted stock unit which vests annually over a 4 year period beginning October 18, 2005 (he holds an additional 29,250 remaining restricted stock units that are not vested) and 1,316 shares which were awarded under the 2000 Executive Bonus Plan. The 37,500 share options reflected in the chart represent the portion of an option grant totaling 150,000 share options granted to Mr. Laskey as a result of his employment with us that vests annually in four equal parts beginning on October 18, 2005. Mr. Laskey was also granted a 50,000 share option on October 18, 2005 that vests annually in four equal installments beginning October 18, 2006.

For additional information regarding Mr. Laskey’s equity compensation arrangement, see the discussion under the heading “Employment and Severance Agreements”.
[19]	On March 9, 2005 Mr. Mongelluzzo was granted a 150,000 share option that vests annually in four equal installments beginning March 9, 2006 (as noted in chart). On March 7, 2006, Mr. Mongelluzzo was granted a 50,000 share option that vests annually in four installments beginning March 7, 2007. For additional information regarding Mr. Mongelluzzo’s equity compensation arrangement, see the discussion under the heading, “Employment and Severance Agreements”.
[20]	For additional information regarding Mr. Mobayen’s equity compensation arrangement, see the discussion under the heading “New Executive Team”. Mr. Mobayen also elected to defer his executive bonus shares from prior years as follows: 3,654 shares for the 2003 Executive Bonus, and 4,053 shares for the 2004 Executive Bonus.
[21]	For additional information regarding Mr. St. John’s equity compensation arrangement, see the discussion under the heading “New Executive Team”. Mr. St. John elected to defer his executive bonus shares from prior years as follows: 1,275 shares for the 2002 Executive Bonus, 2,372 shares for the 2003 Executive Bonus, and 2,632 shares for the 2004 Executive Bonus.

Director and Officer Stock Ownership Guidelines

In November 2005, the Board determined that, in light of the fact that many of its members and members of the executive team are new to the Company, it would be advantageous to adopt a plan to closely align the long term financial interests of the directors and executive officers with the Company and its stockholders.

As a result, the Board adopted stock ownership guidelines for directors and executive officers. The guidelines were specifically designed to encourage the Board members and the Company’s executive officers to acquire a meaningful ownership interest in the Company in an accelerated period of time. According to these guidelines, the Company’s directors and executive officers are each encouraged to own, within two years of the date the policy was adopted, stock of the Company valued at a specified multiple of their annual salary or retainer. Each non-employee director is encouraged to own shares with a value of five times the annual cash retainer paid to such directors. The executive officers of the Company are encouraged to own shares with the following values: Chief Executive Officer—three times his annual base salary; President and Chief Operating Officer – two times his annual base salary; and all other executive officers—one time their annual base salary.

OTHER MATTERS

The Board knows of no other business which may be brought before the annual meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the annual meeting.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors,

John A. Mongelluzzo
Senior Vice President,
General Counsel and Secretary

EXHIBIT A

MSC.SOFTWARE CORPORATION

2006 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this MSC.Software Corporation 2006 Performance Incentive Plan (this “Plan”) of MSC.Software Corporation, a Delaware corporation (the “Company”), is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any company or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company; and “Board” means the Board of Directors of the Company.

3.	PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate the officers and employees of the Company and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is

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applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

2

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3	Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Company’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Company and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	6,600,000 shares of Common Stock, plus

(2)	the number of shares of Common Stock available for additional award grant purposes under the Company’s 1998 Stock Option Plan (the “1998 Plan”) and the Company’s 2001 Stock Option Plan (the “2001 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 1998 Plan and the 2001 Plan as of the Stockholder Approval Date, plus

(3)	the number of any shares subject to stock options granted under any of the Company’s 1991 Stock Option Plan, the 1998 Plan or the 2001 Plan (collectively, the “Existing Plans”) and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised;

provided that in no event shall the Share Limit exceed 12,714,243 shares (which is the sum of the 6,600,000 shares set forth above, plus the number of shares available under the 1998 Plan and the 2001

3

Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to options previously granted and outstanding under the Existing Plans as of the Effective Date).

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 6,600,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(c)	The maximum number of shares of Common Stock subject to all awards that are granted during any calendar year to any individual under this Plan is 1,000,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

(d)	The maximum number of shares of Common Stock that may be delivered pursuant to awards granted under this Plan, other than those described in the next sentence, is 3,300,000 shares. This limit on so-called “full-value awards” does not apply, however, to (1) shares delivered in respect of compensation earned but deferred, (2) except as expressly provided in Section 5.1.1 (which generally requires that shares delivered in respect of “discounted” stock options be charged against this limit), shares delivered in respect of stock option grants, and (3) except as expressly provided in Section 5.1.3 (which generally requires that shares delivered in respect of “discounted” stock appreciation right grants be charged against this limit), shares delivered in respect of stock appreciation right grants.

(e)	The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to non-employee directors under this Plan is 250,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred. For this purpose, a “non-employee director” is a member of the Board who is not an officer or employee of the Company or one of its Subsidiaries.

(f)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3

Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the

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foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such option shall be charged against the limit of Section 4.2(d) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Company or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken

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chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement, except as follows: (a) in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a share of Common Stock on the date of grant, provided that, to the extent that any such SAR is exercised and paid in shares of Common Stock, the number of underlying shares as to which the exercise related shall be counted against the limit of Section 4.2(d) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. The maximum term of an SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Company on a consolidated basis or for one or more of the Company’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Company or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

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5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings or book value per share; cash flow(s); stock price or total stockholder return; total sales or revenues or sales or revenues per employee; revenue growth; operating income (before or after taxes); operating efficiencies; net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity, assets, capital, capital employed, or investment; production (separate work units or SWUs); dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit or division of the Company and/or the past performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity, and/or shares outstanding, or to assets or net assets. The terms used in this Section 5.2.2 are used as applied under generally accepted accounting principles or in the financial reporting of the Company or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 1,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are

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intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s stockholders first approve this Plan.

5.3	Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Company and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Company (other than the particular award recipient) to execute any or all award agreements on behalf of the Company. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Company, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise.

5.6

Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “Global Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price for a share of Common Stock as furnished by the NASD through the Global Market available on

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the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Company,

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1

General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the

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Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Company or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Company as an entirety; then the Administrator shall, in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances:

(a)	proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards, or

(b)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

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In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2	Automatic Acceleration of Awards. Upon a dissolution of the Company or other event described in Section 7.1 that the Company does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3	Possible Acceleration of Awards. Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means the occurrence of any of the following after the Effective Date:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(1), (2) and (3) below, and (E) any acquisition by a Person who owned more than 30% of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities as of the Effective Date or an affiliate of any such Person;

(b)	A change in the Board or its members such that individuals who, as of the later of the Effective Date or the date that is two years prior to such change (the later of such two dates is referred to as the “Measurement Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Measurement Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

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(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 30% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board (determined pursuant to clause (b) above using the date that is the later of the Effective Date or the date that is two years prior to the Business Combination as the Measurement Date) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4	Early Termination of Awards. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.5

Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may

12

approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6	Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

7.7	Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Company or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Company or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Company or one of its Subsidiaries, or is a participant in a severance program sponsored by the Company or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Company or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.	OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or

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without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company or one of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Company may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of July 28, 2006, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

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8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Section 3.2) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Company that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Company that (to the extent the Company or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

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8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

16

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

MSC.SOFTWARE CORPORATION

Organization

The Board of Directors (the “Board”) shall designate annually an Audit Committee comprised of three or more Directors, who may be removed by the Board of Directors in its discretion. The members of the Audit Committee shall meet the independence requirements applicable to directors and audit committee members under the rules and regulations of the applicable exchange and the Securities and Exchange Commission (“SEC”). All members of the Audit Committee shall be able to read and understand fundamental financial statements including the Company’s balance sheet, income statement and cash flow statement. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any Company subsidiary at any time during the past three years. At least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board consistent with the rules of the SEC.

The members of the Audit Committee shall be appointed by the Board upon the recommendation of the Governance and Nominating Committee and shall serve until their successors shall be duly elected and qualified. A Chairman of the Audit Committee shall be elected annually by the Board.

Purpose

The primary purpose of the Audit Committee is to represent and assist the Board in fulfilling its oversight responsibilities with respect to (1) the quality and integrity of the Company’s financial statements, (2) oversight of the accounting and financial reporting processes of the Company and the audit of the financial statements of the Company (3) the Company’s compliance with legal and regulatory requirements, (4) the independent auditor’s qualifications and independence, and (5) the performance of the Company’s internal audit function and independent auditors.

The Audit Committee shall prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

While the Audit Committee recognizes the importance of its role, it is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are in all material respects complete and accurate and in accordance with generally accepted accounting principles (“GAAP”), or to certify the Company’s financial statements. These are the responsibilities of management and the independent auditor. It is also not the responsibility of the Audit Committee to guarantee the independent auditor’s report. The Audit Committee shall represent and assist the Board in overseeing management and the independent auditors in fulfilling their responsibilities in the financial reporting process of the Company.

Meetings

The Audit Committee shall meet at least four times each year, or more frequently as it deems necessary or appropriate to carry out its responsibilities and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Audit Committee members) in furtherance of such responsibilities. Meetings of the Audit Committee shall be called by the Chairman of the Audit Committee, the Chairman of the Board or the President of the Company. All such meetings shall be held pursuant to the By-Laws of the Company with regard to notice and waiver thereof, and written minutes of each such meeting shall be duly filed in the Company’s records. In order to foster open communications, the Committee shall meet periodically with executive management, the head of the Company’s internal audit department and the independent auditor in separate private sessions to discuss any matters that the Audit Committee or any such persons believe appropriate.

Relationship With Independent Auditors

The Audit Committee shall be directly responsible for the appointment (with subsequent submission to the Company’s shareholders for ratification if so determined by the Board), compensation (including as to fees and terms), retention and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor with regards to financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee shall have the sole authority to appoint or replace the Company’s independent auditor, which shall report directly to the Audit Committee.

All auditing services and permitted non-audit services performed for the Company by the independent auditor shall be preapproved by the Audit Committee subject to applicable laws, rules and regulations. The Audit Committee may form and delegate to any member of the Audit Committee the authority to grant preapprovals with respect to auditing services and permitted non-auditing services, provided that any such grant of preapproval shall be reported to the full Audit Committee at its next meeting.

Powers and Responsibilities

A.	Oversight of the Company’s Financial Statements and Disclosure Practices

The Audit Committee shall:

(1) Meet to review and discuss with management and the independent auditor the Company’s annual audited financial statements, including the Company’s specific disclosures made under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” and recommend to the Board whether such audited financial statements should be included in the Company’s annual report on Form 10-K.

(2) Meet to review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the Company’s specific disclosures made under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

(3) Review the Company’s disclosure controls and procedures and internal control over financial reporting and the certifications required to be made by any officer of the Company in each of the Company’s quarterly reports on Form 10-Q and the Company’s annual report on Form 10-K (the “Periodic Reports”).

(4) Review all reports from the independent auditor concerning:

(a) all critical accounting policies and practices to be used;

(b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(5) Discuss with the independent auditor certain matters related to the conduct of the audit pursuant to Statement of Auditing Standards No. 61, including any:

(a) Problems or difficulties encountered by the independent auditor in the course of the audit work;

(b) Restrictions on the scope of the independent auditor’s activities or access to information;

(c) Significant disagreements with management;

(d) Communications between the independent auditing team and such team’s national office with respect to auditing or accounting issues presented by the engagement;

(e) Accounting adjustments noted or proposed by the independent auditor but not adopted by the Company; and

(f) Management or internal control letter issued or proposed to be issued by the independent auditor and management’s response to that letter.

(6) Discuss the Company’s guidelines and policies which govern the process of the Company’s risk assessment and risk management as well as discuss the Company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall also review the status of corporate security, the security of the Company’s data processing information system, and the general security of the Company’s people, assets, and information systems.

(7) Review and discuss with management and the independent auditor, as it deems necessary or appropriate:

(a) Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(b) Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements including analyses of the effects of alternative GAAP methods on the Company’s financial statements;

(c) The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and

(d) The type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information, earnings releases and earnings guidance provided to analysts and rating agencies. However, the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

B.	Oversight of the Company’s Independent Auditor

The Audit Committee shall:

(1) Obtain and review a report from the independent auditor on at least an annual basis describing:

(a) The internal quality-control procedures of such independent auditor;

(b) Any material issues raised by the independent auditor’s most recent internal quality-control review or peer review and any steps taken to deal with such issues;

(c) Any material issues raised by an inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor and any steps taken to deal with such issues; and

(d) To assess the auditor’s independence, all relationships between the independent auditor and the Company and its subsidiaries. The Audit Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the auditor’s objectivity and independence.

(2) Evaluate the qualifications, performance and independence of the independent auditor, taking into account the foregoing report, the independent auditor’s work throughout the year and the opinions of management and the Company’s internal auditors, and report such conclusions to the Board.

(3) Evaluate the lead (or coordinating) audit partner having primary responsibility for the audit, taking into account the opinions of management and the Company’s internal auditors.

(4) Ensure the required rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the independent audit, and consider whether it is appropriate or necessary, in order to assure continuing independence, to rotate the Company’s independent auditor on a regular basis.

(5) Set Company hiring policies with respect to the employment of current and former employees of the independent auditor.

(6) Review and discuss with management and the independent auditor the proposed plan and overall scope of the Company’s annual audit.

C.	Oversight of the Company’s Internal Audit Function

The Audit Committee shall:

(1) Review the activities of the internal audit department, including the proposed annual audit plan, periodic progress reports on the status of the plan and all concluded internal audits, including summaries of any significant issues raised during the performance of the internal audits.

(2) Discuss with management and the independent auditor the responsibilities, budget and staffing of the internal audit department and any recommended changes in the planning and scope of the Company’s annual internal audit plan.

(3) Approve in advance the retention and the dismissal of the head of the internal audit department.

D.	Oversight of the Company’s Compliance with Legal and Regulatory Requirements

The Audit Committee shall:

(1) Obtain assurance from the independent auditor that the Company is in compliance with the provisions of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2) Review with management Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), which prohibits unethical or illegal activities by the Company’s directors, officers and employees, as well as review the actions taken to monitor compliance with the Code of Conduct.

(3) Approve any proposed waivers for directors and executive officers and review any material waivers for non-executive officers and employees granted by the Company’s General Counsel pursuant to the Company’s Code of Conduct. For purposes of this Charter, the term “executive officer” shall have the same meaning specified for the term “officer” in Rule 16a-1(f) under the Exchange Act.

(4) Review with the Company’s internal counsel any legal, regulatory and environmental compliance matters that may have a material impact on the Company’s financial statements or accounting policies.

(5) Establish procedures for the (a) receipt, retention and treatment of complaints received by the Company regarding the Company’s accounting, internal accounting controls or auditing matters, and (b) confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

(6) Review legal compliance matters with the Company’s internal counsel, including compliance generally with applicable laws, rules and regulations, including those of the SEC and the rules and regulations of the applicable exchange, specifically applicable to the composition and responsibilities of the Audit Committee.

(7) Review all related party transactions on an ongoing basis and approve (if appropriate) all such transactions.

Additional Powers and Responsibilities

The Audit Committee shall have the authority to engage and obtain advice and assistance from advisors, including independent or outside legal counsel and accountants, as it determines is necessary or appropriate to carry out its duties and responsibilities. All related fees and costs of such advisors shall be paid promptly by the Company in accordance with its normal business practices.

The Audit Committee shall, on an annual basis, review and reassess the adequacy of this Charter and conduct an evaluation of the Audit Committee’s own performance during such past year, and recommend any proposed changes to the Board for approval.

The Audit Committee shall report its activities to the full Board on a regular basis, including without limitation, any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function, and shall perform such other activities or make such recommendations with respect to the above and other matters as the Audit Committee or the Board may from time to time deem necessary or appropriate.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MSC.SOFTWARE CORPORATION

The undersigned hereby appoints John A. Mongelluzzo, Douglas W. Campbell and John J. Laskey and each of them, with power to act without the others and with full power of substitution and resubstitution, as proxies and attorneys-in-fact of the undersigned and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MSC.Software Corporation Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of MSC.Software Corporation to be held on September 25, 2006 or at any adjournment or postponement thereof (the “Annual Meeting”), and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting, with all powers which the undersigned would possess if present at the Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

<    FOLD AND DETACH HERE    <

You can now access your MSC.Software Corporation account online.

Access your MSC.Software Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for MSC.Software Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

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Investor ServiceDirect ® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.						Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

	FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS Nominees:	☐	☐	ITEM 2–	APPROVAL OF 2006 PERFORMANCE INCENTIVE PLAN	☐	☐	☐
01 Donald Glickman (Class I) 02 William F. Grun (Class I) 03 George N. Riordan (Class I)			ITEM 3–	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR ☐	AGAINST ☐	ABSTAIN ☐
04 Mark A. Stevens (Class II)
05 William J. Weyand (Class II)
06 Masood A. Jabbar (Class III) 07 Ashfaq A. Munshi (Class III)			Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
Withheld for the nominees listed below: (Write the nominee’s name in the space provided below.)
_______________________________________

Signature ________________________________     Signature _______________________________     Date ________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù    FOLD AND DETACH HERE    Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Daylight Savings Time on September 24, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	O R	Telephone	O R	Mail
http://www.proxyvoting.com/mnsc		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at: http://www.mscsoftware.com/ir